SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Yahoo! Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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701 First Avenue

Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2009

We will hold the annual meeting of stockholders of Yahoo! Inc., a Delaware corporation (the “Company”), at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California, on June 25, 2009, at 10:00 a.m., local time, for the following purposes:

1.	To elect to the Board of Directors the twelve director nominees named in the attached proxy statement to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To amend the Company’s Amended and Restated 1995 Stock Plan as described in the attached proxy statement;

3.	To amend the Company’s Amended and Restated 1996 Employee Stock Purchase Plan as described in the attached proxy statement;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009;

5.	To vote upon one proposal submitted by a stockholder, if properly presented at the annual meeting; and

6.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business, including the nominees for directors, are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 27, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, you are urged to submit your proxy as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on April 27, 2009 are entitled to receive notice of, to attend and to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 25, 2009. The proxy statement and Yahoo!’s Annual Report on Form 10-K for fiscal year 2008 are available electronically at http://yhoo.client.shareholder.com/annuals.cfm.

By Order of the Board of Directors,

Michael J. Callahan

Executive Vice President, General Counsel

and Secretary

Sunnyvale, California

April 29, 2009

701 First Avenue

Sunnyvale, CA 94089

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Yahoo! Inc., a Delaware corporation (“Yahoo!”, the “Company”, “our”, “we”, or “us”), of proxies for use in voting at the 2009 annual meeting of stockholders (the “annual meeting” or the “meeting”), to be held at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California, on June 25, 2009, at 10:00 a.m., local time, and any adjournment or postponement thereof. On or about May 8, 2009 proxy materials for the annual meeting, including this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Annual Report” or the “2008 Form 10-K”), are being made available to stockholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2009 ANNUAL

MEETING OF STOCKHOLDERS

Q:	What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year and why am I receiving it?

A:	In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), except for stockholders who have requested otherwise, this year we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this proxy statement and the 2008 Annual Report, at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email. If you would like to receive a paper or email copy of our proxy materials either for this annual meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

The Company provided the Notice of Internet Availability and is making the proxy materials available to you in connection with our annual meeting, which will take place on June 25, 2009. As a stockholder, you are invited to attend the annual meeting and are entitled to, and requested to, vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. The Company’s 2008 Annual Report, which includes its audited consolidated financial statements, has also been made available to you.

Q:	What proposals will be voted on at the annual meeting?

A:	Stockholders will vote on five proposals at the annual meeting:

•	the election to the Board of Directors of the twelve director nominees named in this proxy statement to serve on our Board of Directors (Proposal No. 1);

•	the approval of amendments to the Company’s Amended and Restated 1995 Stock Plan (the “1995 Stock Plan”), as described herein (Proposal No. 2);

•	the approval of amendments to the Company’s Amended and Restated 1996 Employee Stock Purchase Plan (the “Purchase Plan”), as described herein (Proposal No. 3);

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009 (Proposal No. 4); and

•	if properly presented at the annual meeting, a proposal submitted by a stockholder (Proposal No. 5).

For the stockholder proposal to be properly presented at the annual meeting, the stockholder that submitted the proposal (or a qualified representative of that stockholder) must appear at the annual meeting to present the proposal. For these purposes, to be considered a qualified representative of a stockholder, a person must be authorized by a writing executed by the stockholder or an electronic transmission delivered by the stockholder to act for the stockholder as proxy at the annual meeting, and such person must produce the writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting. Pursuant to our bylaws, the chairperson of the annual meeting will determine whether any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if the chairperson should determine it has not been properly brought before the meeting, the business will not be presented for stockholder action at the meeting, even if we have received proxies in respect of the vote on such matter.

We will also consider other business that properly comes before the annual meeting.

Q:	How does the Board recommend I vote on these proposals?

A:	Yahoo!’s Board of Directors recommends that you vote your shares:

•	“FOR” election to the Board of Directors of each of the Board’s twelve director nominees named in this proxy statement (Proposal No. 1);

•	“FOR” the amendments to the 1995 Stock Plan (Proposal No. 2);

•	“FOR” the amendments to the Purchase Plan (Proposal No. 3);

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 4); and

•	“AGAINST” the proposal submitted by a stockholder (Proposal No. 5).

Q:	Who is entitled to vote?

A:	Stockholders of record as of the close of business on April 27, 2009, the record date, are entitled to notice of and to vote at the annual meeting.

Q:	How many shares can vote?

A:	At the close of business on the record date, 1,394,901,723 shares of common stock were outstanding and entitled to vote. We have no other class of stock outstanding.

Q:	What shares can I vote?

A:	You may vote all shares of Yahoo! common stock owned by you as of the close of business on the record date of April 27, 2009. You may cast one vote per share that you held as of the close of business on the record date. A list of stockholders entitled to vote at the annual meeting will be available during ordinary business hours at Yahoo!’s offices at 701 First Avenue, Sunnyvale, CA 94089 for a period of at least 10 days prior to the annual meeting.

Q:	What is the difference between a “beneficial holder” and a “stockholder of record”?

A:	Whether you are a beneficial holder or stockholder of record depends on how you hold your shares:

Beneficial holders: Most stockholders of Yahoo! hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial holder,” and the Notice of Internet Availability or a printed set of the proxy materials together with a voting instruction form will be forwarded to you by your broker, bank or other nominee.

Stockholders of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a printed set of the proxy materials together with a proxy card has been sent directly to you by Yahoo!.

Q:	Can I attend the annual meeting? What do I need for admission?

A:	You are entitled to attend the annual meeting if you were a stockholder of record or a beneficial holder as of the close of business on April 27, 2009, or you hold a valid legal proxy for the annual meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the annual meeting. You should be prepared to present photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Yahoo! stock as of the record date, a copy of the Notice of Internet Availability or voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	If you are a stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can vote using the ballot provided at the meeting or, if you requested and received a printed set of the proxy materials by mail, by bringing the proxy card enclosed with the proxy materials you received. Since a beneficial holder is not the stockholder of record, if you are a beneficial holder, you may not vote the shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	You may direct how your shares are voted without attending the annual meeting in one of the following ways:

Internet. You can submit a proxy over the Internet to vote your shares at the annual meeting by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials by mail.

Telephone. If you requested and received a printed set of the proxy materials by mail, you can submit a proxy over the telephone to vote your shares at the annual meeting by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials you received. If you received a Notice of Internet Availability only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the Notice of Internet Availability.

Mail. If you requested and received a printed set of the proxy materials by mail, you can submit a proxy by mail to vote your shares at the annual meeting by completing, signing and returning the proxy card or voting instruction form enclosed with the proxy materials you received.

The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law. If you do not attend the annual meeting, you can listen to a webcast of the proceedings at Yahoo!’s investor relations site at www.yahoo.com/info/investor.

Q:	What does it mean if I receive more than one Notice of Internet Availability or set of the proxy materials?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a Notice of Internet Availability or set of proxy materials.

Q:	How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?

A:	If you are a stockholder of record and you submit a proxy by Internet, telephone or mail without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters listed in the notice for the meeting, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting. If you hold your shares in street name and do not submit voting instructions to your broker, your shares may constitute “broker non-votes” and may not be counted in connection with certain matters (as described below).

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Yahoo! (Attention: Corporate Secretary) at the address on the first page of this proxy statement a written notice of revocation of your proxy; (2) submitting an authorized proxy bearing a later date using one of the alternatives described above under “How can I vote my shares without attending the annual meeting?”; or (3) attending the annual meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the annual meeting, by attending the meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the meeting?

A:	If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the proxyholders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

Q:	What vote is required to approve each of the proposals?

A:	Yahoo! has adopted a majority voting policy for the election of directors. Under the policy, directors are elected at each annual meeting by a majority of votes cast, meaning that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the Board must consider that director’s resignation following a recommendation by the Nominating and Corporate Governance Committee (the “Nominating/Governance Committee”). See the section titled “Voting Standard” below for additional information. The majority voting standard does not apply, however, in a contested election. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the annual meeting, will be elected. The voting policy is discussed further under the section entitled “Proposal No. 1 Election of Directors—Voting Standard.”

With regard to the election to take place at the annual meeting, the Board intends to nominate the twelve persons identified as its nominees in this proxy statement. Each of the directors will be elected by a majority of the votes cast.

The proposals to approve the amendments to the 1995 Stock Plan, to approve the amendments to the Purchase Plan, and to ratify the appointment of PricewaterhouseCoopers LLP require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals. Approval of the stockholder proposal also requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal.

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:	In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as the amendments to the 1995 Stock Plan, the amendment to the Purchase Plan, and the stockholder proposal, absent instructions from the beneficial holders of such shares. Consequently, if you do not give your broker specific instructions, your shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

Q:	What happens if additional matters are presented at the annual meeting?

A:	If you grant a proxy, the persons named as proxyholders, Carol Bartz and Michael J. Callahan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. Other than the matters and proposals described in this proxy statement, we have not received valid notice of any other business to be acted upon at the annual meeting.

Q:	Who will count the votes?

A:	A representative of Computershare Trust Company, N.A. will tabulate the votes and act as Inspector of Elections.

Q:	Where can I find the voting results of the annual meeting?

A:	Yahoo! will announce preliminary voting results at the annual meeting and publish final results in Yahoo!’s quarterly report on Form 10-Q for the second quarter of fiscal 2009.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	The solicitation of proxies will be conducted by mail, and Yahoo! will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial holders of Yahoo! common stock. Yahoo! may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Yahoo! has retained Georgeson Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $21,000 plus an amount to cover expenses. Yahoo! may generate other expenses in connection with the solicitation of proxies for the annual meeting.

Q:	May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

A:	Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2010 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2010 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals must be received no later than January 8, 2010 and must comply with the Company’s bylaws and regulations of the SEC under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2010 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2010 annual meeting of stockholders. Proposals should be sent to Yahoo!’s Corporate Secretary at 701 First Avenue, Sunnyvale, California 94089.

Requirements for Stockholder Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates:

Stockholders who wish to nominate persons for election to the Board of Directors at the 2010 annual meeting of stockholders or who wish to present a proposal at the 2010 annual meeting of stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at the above address no earlier than February 25, 2010 and no later than March 27, 2010 (provided, however, that if the 2010 annual meeting of stockholders is held earlier than May 31, 2010 or later than July 20, 2010, nominations and proposals must be received no later than the close of business on the 10th day following the day on which the notice or public announcement of the date of the 2010 annual meeting of stockholders is first mailed or made, whichever occurs first). The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Yahoo!’s bylaws. In addition, stockholders may propose director candidates for consideration by the Nominating/Governance Committee by following the procedures set forth under “Nominating and Corporate Governance Committee” beginning on page 15 of this proxy statement.

Copy of Bylaws:

To obtain a copy of the Company’s bylaws at no charge, you may write to Yahoo!’s Corporate Secretary at the above address. A current copy of the bylaws is also available on our corporate website at www.yahoo.com. The bylaws may be found on our website as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Bylaws.”

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:	As permitted by applicable law, for stockholders who have requested a printed copy of the proxy materials, only one copy of the proxy materials, which include the proxy statement and the 2008 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified Yahoo! of their desire to receive multiple copies of the proxy materials. Yahoo! will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2008 Annual Report, or if you desire to receive a separate copy of this proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3382.

If a broker, bank or other nominee holds your Yahoo! shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2008 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

Q:	Are proxy materials for the 2009 annual meeting available electronically?

A:	Yes. This proxy statement and the 2008 Annual Report are available electronically at http://yhoo.client.shareholder.com/annuals.cfm.

Q:	May I elect to receive Yahoo! stockholder communications electronically rather than through the mail?

A:	Yes. If you received your annual meeting materials by mail, we encourage you to help us to conserve natural resources, as well as significantly reduce Yahoo!’s printing and mailing costs, by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you will be able to review those materials and submit your stockholder vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1. If you are a stockholder of record (i.e., you hold your Yahoo! shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/investor.

2. If you are a beneficial holder (i.e., your shares are held by a broker, bank or other nominee), visit www.icsdelivery.com/yhoo/index.html to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please contact Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3382.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our Board consists of twelve directors. At the annual meeting, the stockholders will elect twelve directors to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the twelve nominees named below.

Voting Standard

Stockholders are not entitled to cumulate votes in the election of directors. All nominees named below have consented to being named in this proxy statement and to serve as directors, if elected. If any nominee of the Board of Directors is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

Our bylaws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In addition, our Corporate Governance Guidelines (“Guidelines”) include a director resignation policy that requires each director nominee, prior to each election of directors at an annual meeting, to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if that director does not receive a majority of votes cast and the Board determines to accept such resignation. In such circumstances, the Nominating/Governance Committee, composed entirely of Independent Directors (as defined below), will evaluate and make a recommendation to the Board with respect to the submitted resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. No director may participate in the Nominating/Governance Committee’s or the Board’s consideration of his or her own resignation. Yahoo! will publicly disclose the Board’s decision including, if applicable, the reasons for rejecting a resignation.

The majority voting standard does not apply, however, in a contested election. An election shall be deemed to be contested if the Secretary of the Company has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board of Directors, which notice(s) purport to be in compliance with Section 2.5 of the Company’s bylaws and all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth day preceding the date the Company first mails its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the Board of Directors determines that any such notice is not in compliance with Section 2.5 of the bylaws). In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the twelve nominees receiving the most votes will be elected.

With regard to the election to take place at the annual meeting, the Board intends to nominate the twelve persons identified as its nominees in this proxy statement.

The names of the Board’s nominees, their ages as of April 2, 2009 and certain other information about them are set forth below:

Name	Age	Position
Carol Bartz	60	Chief Executive Officer, President and Director
Frank J. Biondi, Jr.(1)	64	Director
Roy J. Bostock(3)	68	Chairman of the Board
Ronald W. Burkle(1)(4)	56	Director
John H. Chapple(2)	55	Director
Eric Hippeau(3)(4)	57	Director
Carl C. Icahn	73	Director
Vyomesh Joshi(2)(4)	55	Director
Arthur H. Kern(1)(3)	62	Director
Mary Agnes Wilderotter(2)	54	Director
Gary L. Wilson(2)	69	Director
Jerry Yang	40	Chief Yahoo and Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating/Governance Committee

(4)	Member of the Transactions Committee

Each of the director nominees listed above, except for Messrs. Biondi, Chapple and Icahn who joined the Board in August 2008 and Ms. Bartz who joined the Board in January 2009, was elected to be a director for a one-year term at the Company’s annual meeting of stockholders held on August 1, 2008. Messrs. Biondi, Chapple and Icahn were appointed to the Board in connection with a Settlement Agreement between the Company and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P., High River Limited Partnership and Carl C. Icahn (collectively, the “Icahn Group”) to settle the proxy contest pertaining to the election of directors to the Board at the Company’s 2008 annual meeting of stockholders. There are no family relationships among any of the directors or executive officers of the Company. Our Board of Directors has affirmatively determined that each of Messrs. Biondi, Bostock, Burkle, Chapple, Hippeau, Icahn, Joshi, Kern and Wilson and Mrs. Wilderotter is an independent director (“Independent Director”) under applicable SEC rules, the listing standards of The NASDAQ Stock Market (“NASDAQ”) and the Company’s Guidelines.

Ms. Bartz has served as Chief Executive Officer and as a member of the Board of Directors since January 2009 and as President since April 2009. Ms. Bartz served as the Executive Chairman of the Board of Autodesk, Inc. from May 2006 to February 2009, and as Chairman, President and Chief Executive Officer of Autodesk from April 1992 to April 2006. From 1983 to April 1992, she held a number of positions at Sun Microsystems, Inc., most recently serving as Vice President of Worldwide Field Operations and as an executive officer. She is currently a member of the Board of Directors of the National Medals of Science and Technology Foundation. Ms. Bartz also serves as a director of Cisco Systems, Inc. Ms. Bartz holds a Bachelor’s degree from the University of Wisconsin.

Mr. Biondi has served as a member of the Board of Directors since August 2008. He has served as Senior Managing Director of WaterView Advisors LLC (formerly Biondi, Reiss Capital Management LLC), an investment adviser to WaterView Partners LLC, a private equity limited partnership focused on media and entertainment, since 1999. From April 1996 to November 1998, Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios, Inc. From July 1987 to January 1996, Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc. Mr. Biondi is a director of Amgen, Inc., Cablevision Systems Corp., Hasbro, Inc. and Seagate Technology. Mr. Biondi holds a Bachelor’s degree from Princeton University and an M.B.A. from Harvard University.

Mr. Bostock has served as Chairman of the Board since January 2008 and has been a member of the Board of Directors since May 2003. He has served as Vice Chairman of the Board of Delta Air Lines, Inc. since October 2008, as a principal of Sealedge Investments, LLC, a diversified private investment company, since 2002 and as Chairman of the Board of The Partnership for a Drug-Free America, a not-for-profit corporation creating advertising to reduce the use of illicit drugs in the United States, since October 2002. He also served as Chairman of the Board of Northwest Airlines Corporation, the parent of Northwest Airlines, Inc., from May 2007 until its merger with Delta Air Lines, Inc. in October 2008 and as Chairman of the Board of the Committee for Economic Development, a Washington, D.C.-based public policy group, from 2002 to 2005. Mr. Bostock served as Chairman of the Board of BCom3 Group, Inc., a global advertising agency group (now part of Publicis Groupe S.A.), from January 2000 to mid 2001. From July 1990 to January 2000, Mr. Bostock served as Chairman and Chief Executive Officer of D’Arcy Masius Benton & Bowles, Inc., an advertising and marketing services firm, and its successor company, The MacManus Group, Inc. Mr. Bostock also serves as a director of Morgan Stanley. Mr. Bostock holds a Bachelor’s degree from Duke University and an M.B.A. from Harvard University.

Mr. Burkle has served as a member of the Board of Directors since November 2001. Mr. Burkle is Managing Partner of The Yucaipa Companies, a private investment firm, which he founded in 1986. Mr. Burkle has served as Chairman of the Board and controlling shareholder of numerous companies including Alliance Entertainment, a distributor of music, movies and game software, Golden State Foods, and supermarket chains Dominick’s, Fred Meyer, Ralphs and Food4Less. Mr. Burkle is Co-Chairman of the Burkle Center for International Relations at UCLA, a trustee of the Carter Center, the National Urban League and AIDS Project Los Angeles and a member of the board of directors of the Frank Lloyd Wright Building Conservancy. Mr. Burkle also serves as a director of Occidental Petroleum Corp. and KB Home Corporation.

Mr. Chapple has served as a member of the Board of Directors since August 2008. Mr. Chapple has served as President of Hawkeye Investments LLC, a privately-owned equity firm investing primarily in telecommunications and real estate ventures, since October 2006, and has served as Chairman of Syracuse University’s Board of Trustees since 2005. Prior to forming Hawkeye, Mr. Chapple served as President, Chief Executive Officer and Chairman of the Board of Nextel Partners and its subsidiaries from August 1998 to June 2006, when the company was purchased by Sprint Communications. From 1995 to 1997, Mr. Chapple was the President and Chief Operating Officer for Orca Bay Sports and Entertainment in Vancouver, B.C. From 1988 to 1995, he served as Executive Vice President of Operations for McCaw Cellular Communications and subsequently AT&T Wireless Services following the merger of those companies. Mr. Chapple serves on the Board of Directors of Cbeyond, Inc., a publicly traded Atlanta-based integrated service telephony company; Seamobile Enterprises, a privately held company providing integrated wireless services at sea; and Telesphere, a privately held VOIP (voice over internet protocol) company. Mr. Chapple holds a Bachelor’s degree from Syracuse University and completed Harvard University’s Advanced Management Program.

Mr. Hippeau has served as a member of the Board of Directors since January 1996. Mr. Hippeau has been a Managing Partner of SOFTBANK Capital, a technology oriented venture capital firm, since 2000. Before joining SOFTBANK Capital, from 1993 to 2000, Mr. Hippeau served as Chairman and CEO of Ziff-Davis, Inc., an integrated media and marketing services company serving the technology community. Mr. Hippeau joined Ziff-Davis, Inc. in 1989 as Publisher of PC Magazine and held several senior executive positions before becoming Chairman and CEO. Mr. Hippeau also serves as a director of a number of private technology companies and of Starwood Hotels and Resorts Worldwide, Inc.

Mr. Icahn has served as a member of the Board of Directors since August 2008. Since 1984, he has served as chairman of the board and a director of Starfire Holding Corporation (“Starfire”), a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P. (“Icahn Enterprises”), and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P. and Icahn Partners Master Fund III L.P. Prior to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp since September 2004. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment management, metals, real estate and home fashion. Mr. Icahn was chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Mr. Icahn has served as chairman of the board and as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since 1994. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, which, until February 2008, was a subsidiary of Icahn Enterprises. From September 2000 to February 2007, Mr. Icahn served as the chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the owner and operator of The Sands casino in Atlantic City until November 2006. From September 2006 to November 2008, Mr. Icahn was a director of ImClone Systems Inc. (“ImClone”), a biopharmaceutical company, and from October 2006 to November 2008, he was the chairman of the board of ImClone. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc., a telecommunications services provider, since February 2006, and of its predecessor from January 2003 to February 2006. Mr. Icahn has served as a Director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies, since July 1993. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a provider of inhome movie rental and game entertainment. In October 2005, Mr. Icahn became a director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. In August 2007, Mr. Icahn became a director of WCI Communities, Inc. (“WCI”), a homebuilding company, and since September 2007, has been the chairman of the board of WCI. In December 2007, Mr. Icahn became a director of Federal-Mogul Corporation (“Federal-Mogul”), a supplier of automotive products, and since January 2008 has been the chairman of the board of Federal-Mogul. In April 2008, Mr. Icahn became a director of Motricity, Inc., a company that provides mobile content services and solutions. Mr. Icahn holds a Bachelor’s degree from Princeton University.

Mr. Joshi has served as a member of the Board of Directors since July 2005. Mr. Joshi was elected Executive Vice President of the Imaging and Printing Group at Hewlett-Packard Company (“HP”) in 2002 after serving as Vice President since January 2001. Mr. Joshi also served as Chairman of Phogenix Imaging LLC, a joint venture between HP and Eastman Kodak Company, from 2000 until May 2003. Prior to that, Mr. Joshi was Vice President and General Manager of Inkjet Systems. Mr. Joshi holds a Master’s degree in electrical engineering from Ohio State University.

Mr. Kern has served as a member of the Board of Directors since January 1996. Mr. Kern has been an investor in several media and marketing companies and has served as Chairman of the Board of American Media Management, Inc. since December 1990. Mr. Kern was also co-founder and Chief Executive Officer of American Media, Inc., a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications, Inc.) in October 1994. Mr. Kern is a member of the Board of Directors of the UCSF Foundation, the Yale University Development Board and the Prostate Cancer Foundation and is a trustee of the Environmental Defense Fund. Mr. Kern holds a Bachelor’s degree from Yale University.

Mrs. Wilderotter has served as a member of the Board of Directors since July 2007. She has served as Chairman of the Board of Frontier Communications Company since December 2005 and as Chief Executive Officer and President and as a director since November 2004. From February 2004 to November 2004, Mrs. Wilderotter was Senior Vice President of World Wide Public Sector at Microsoft Corporation, and from November 2002 to February 2004, she was Microsoft’s Senior Vice President, Business Strategy. From 1997 to 2002, she served as President, Chief Executive Officer and director of Wink Communications, Inc., an interactive television technology company. From 1995 to 1997, Mrs. Wilderotter was the Executive Vice President of National Operations and Chief Executive Officer of the Aviation Communications Division in the United States at AT&T Wireless. From 1991 to 1995, Mrs. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. and also served as McCaw’s Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T’s acquisition of McCaw. Mrs. Wilderotter also serves as a director of Tribune Company, a media company operating businesses in broadcasting, publishing and on the Internet, and Xerox Corporation. Mrs. Wilderotter holds a Bachelor’s degree from The College of the Holy Cross.

Mr. Wilson has served as a member of the Board of Directors since November 2001. Mr. Wilson served as Chairman of the Board of Northwest Airlines Corporation (“Northwest”), the parent of Northwest Airlines, Inc., from April 1997 to May 2007 and as Co-Chairman of the Board of Northwest from 1991 to 1997. He also served as Executive Vice President and Chief Financial Officer of the Walt Disney Company from 1985 to 1989. Prior to that time, Mr. Wilson served for 11 years in various executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson is a Trustee Emeritus of Duke University, a member of the Board of Overseers of the Keck School of Medicine of the University of Southern California, a member of the NCAA Leadership Advisory Board and a member of the Board of Directors of Millennium Promise. Mr. Wilson also serves as a director of CB Richard Ellis Group, Inc. Mr. Wilson holds a Bachelor’s degree from Duke University and an M.B.A. from the Wharton Graduate School of Business.

Mr. Yang, a founder of Yahoo! and Chief Yahoo, has served as a member of the Board of Directors since March 1995. He served as Chief Executive Officer of Yahoo! from June 2007 to January 2009. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. Mr. Yang is a member of the Board of Directors of Alibaba Group Holding Limited and is a trustee of Stanford University. Mr. Yang also serves as a director of Yahoo! Japan Corporation and Cisco Systems, Inc. Mr. Yang holds a Bachelor’s and a Master’s degree in electrical engineering from Stanford University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating/Governance Committee, has adopted the Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders. The Guidelines can be found on our corporate website at www.yahoo.com. The Guidelines may be found as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Corporate Governance Guidelines.”

Director Independence

The Company’s Guidelines provide that the Board of Directors shall be comprised of a majority of directors who, in the business judgment of the Board, qualify as independent directors under applicable SEC rules, the NASDAQ listing standards and the Company’s Guidelines.

Each director’s relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that have been identified are reviewed annually, and only those directors (i) who in the opinion of the Board have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (ii) who otherwise meet the requirements of the NASDAQ listing standards are considered Independent Directors.

The Board has affirmatively determined that all of its director nominees, except Carol Bartz who serves as Chief Executive Officer and President of the Company and Jerry Yang, who was Chief Executive Officer of the Company from June 2007 to January 2009, are Independent Directors, each of the members of the Nominating/Governance, Compensation and Audit Committees is an Independent Director and each member of the Audit Committee meets the independence standards required for Audit Committee members under applicable SEC rules, the NASDAQ listing standards and the Company’s Guidelines. The Board also affirmatively determined that Robert Kotick, who served on our Board of Directors until his resignation on August 1, 2008, was an Independent Director during the period of his service and met the independence standards required for Nominating/Governance Committee members under applicable SEC rules, the NASDAQ listing standards and the Company’s Guidelines while he was a member of the Nominating/Governance Committee. The Board also affirmatively determined that Edward R. Kozel, who served on our Board of Directors until his resignation on May 20, 2008, was an Independent Director during the period of his service and met the independence standards required for Audit Committee members under applicable SEC rules, the NASDAQ listing standards and the Company’s Guidelines while he was a member of the Audit Committee. Terry S. Semel, who served on our Board of Directors until his resignation on January 31, 2008, was not an Independent Director during the period of his service on our Board of Directors because he also served as our Chief Executive Officer until his resignation as Chief Executive Officer on June 18, 2007.

The Independent Directors are:

Frank J. Biondi, Jr.

Roy J. Bostock

Ronald W. Burkle

John H. Chapple

Eric Hippeau

Carl C. Icahn

Vyomesh Joshi

Arthur H. Kern

Mary Agnes Wilderotter

Gary L. Wilson

In making its affirmative determination that each non-employee director is independent, the Board considered the transactions described below in the context of the NASDAQ objective standards and the Company’s Guidelines, the special standards established by NASDAQ and the SEC for members of the Audit Committee, and the SEC and the Internal Revenue Service standards for Compensation Committee members. In each case, the Board affirmatively determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not, or would not, interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director.

The Board’s independence determinations included reviewing the following transactions and relationships:

•

Transactions in the ordinary course of business between the Company and entities for which the following directors served as an executive officer, employee or substantial owner, or an immediate family member of an executive officer of such entity: Mr. Icahn, Mr. Joshi, Mr. Kotick, and Mrs. Wilderotter.

•

Relationships and transactions in the ordinary course of business involving aggregate payments greater or equal to $10,000 with companies and their applicable subsidiaries, for which the following directors served as non-employee directors during all or part of 2008: Mr. Biondi, Mr. Bostock, Mr. Burkle, Mr. Hippeau, Mr. Kozel, Mrs. Wilderotter, and Mr. Wilson.

•	Discretionary charitable contributions by the Company to Duke University and The Partnership for a Drug-Free America with which Mr. Bostock is affiliated.

•

The Company’s relationship with and the Company’s investment in a venture capital fund managed by SOFTBANK Capital for which Mr. Hippeau serves as a Managing Partner. Pursuant to a 1999 partnership agreement, the Company invested on the same terms and on the same basis as all other limited partners.

•

The Board also reviewed certain other relationships relevant to determining board member independence. Mr. Bostock and Mr. Wilson have each served as a director and Chairman of the Board of Northwest Airlines Corporation, and they have served concurrently on the Board of Visitors of the Fuqua School of Business at Duke University and the advisory board of Neospire Corporation. Former director Kotick served concurrently with former director Semel, the Company’s former Chairman of the Board and Chief Executive Officer, on the Board of Trustees of the Los Angeles County Museum of Art.

Meetings and Committees of the Board of Directors

During fiscal 2008, the Board of Directors held 45 meetings. During fiscal 2008, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board of Directors on which he or she served during the period in which he or she served on the committee. Independent Directors of our Board of Directors meet in regularly scheduled sessions without management. Mr. Bostock, the Company’s independent, non-executive Chairman of the Board, chairs the executive sessions of the Board. The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating/Governance Committee.

Audit Committee. The Company has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of four of the Company’s Independent Directors: Mrs. Wilderotter (Chair) and Messrs. Chapple, Joshi and Wilson. Mr. Kern served as a member of the Audit Committee until January 1, 2008 when Mrs. Wilderotter was elected to the Audit Committee. Mr. Kozel served as Chair of the Audit Committee until March 3, 2008, when he resigned from the Audit Committee and Mrs. Wilderotter was appointed Chair of the Audit Committee. Mr. Chapple became a member of the Audit Committee on September 23, 2008. It met 13 times during fiscal 2008. The Audit Committee is responsible for the appointment, retention and termination of the Company’s independent registered public accounting firm and monitors the effectiveness of the audit effort, the Company’s financial and accounting organization and its system of internal controls and disclosure controls. Each member of the Audit Committee is independent within the meaning of applicable SEC rules, the NASDAQ listing standards and the Company’s Guidelines. The Board has determined that Mr. Wilson qualifies as an audit committee financial expert within the meaning of SEC rules.

The Audit Committee is governed by a charter, which was amended on December 4, 2008. A copy of the current amended charter is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Audit Committee Charter.”

Compensation Committee. The Compensation Committee consists of three of the Company’s non-employee directors: Messrs. Kern (Chair), Biondi and Burkle. Each of the members of the Compensation Committee is an Independent Director and an “outside director” under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”). Mr. Bostock served as a member of the Compensation Committee until September 23, 2008, when Mr. Biondi was elected to the Compensation Committee. The Compensation Committee held 14 meetings during fiscal 2008.

The Compensation Committee is governed by a charter, the current version of which is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Compensation Committee Charter.”

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•

reviewing the Company’s executive compensation programs in light of the Company’s goals and objectives for these programs and approving or recommending to the Board any changes in these programs as the Compensation Committee deems appropriate;

•

reviewing the Company’s equity compensation and other employee benefit plans in light of the Company’s goals and objectives for these plans and approving or recommending to the Board any changes to these plans as the Compensation Committee deems appropriate;

•

evaluating annually the performance of the Company’s Chief Executive Officer and other executive officers and setting the compensation level of the Chief Executive Officer and each of the other executive officers based on this evaluation;

•	reviewing and approving any employment, severance or termination arrangements to be made with any current or former executive officer of the Company; and

•	establishing the criteria for granting options and other equity-based awards to the Company’s officers and other employees and approving the terms of such awards.

The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and, based on such discussion, making a recommendation to the Board on whether the Compensation Discussion and Analysis should be included in the Company’s proxy statement and/or Annual Report on Form 10-K. The Compensation Committee prepares the Compensation Committee Report for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K.

The Compensation Committee also reviews and makes recommendations regarding the compensation paid to the Company’s non-employee directors. However, the full Board of Directors determines the compensation for the Company’s non-employee directors.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate, except that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. The Compensation Committee confers with the Board of Directors in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers, among other things, the recommendations of the Chief Executive Officer. However, the Compensation Committee is solely responsible for making the final decisions on compensation for the Named Executive Officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent counsel, compensation and benefits consultants, and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. A compensation consultant engaged to advise the Compensation Committee with respect to executive and director compensation is not permitted to engage in work for the Company that is unrelated to executive and director compensation. The Compensation Committee retained the firm of Frederic W. Cook & Co., Inc. as independent compensation consultants for 2008. The compensation consultants advised the Compensation Committee on trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), setting compensation levels for executive officers and, with respect to executive officers and directors, selection of appropriate peer group companies.

Nominating and Corporate Governance Committee. The members of the Nominating/Governance Committee are Messrs. Bostock (Chair), Kern and Hippeau, each of whom is an Independent Director. Mr. Kotick served as a member of the Nominating/Governance Committee until his resignation from the Board on August 1, 2008. Mr. Hippeau was elected to the Nominating/Governance Committee on September 23, 2008. The Nominating/Governance Committee met five times during 2008.

The Nominating/Governance Committee is governed by a charter, the current version of which is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Nominating and Corporate Governance Committee Charter.”

Under its charter, the functions of the Nominating/Governance Committee include (i) identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company and on the committees of the Board; (ii) advising the Board with respect to matters of board composition, procedures and committees; (iii) assessing the appropriateness of a director nominee who does not receive a “majority of votes cast” in an uncontested election of directors to continue to serve as a director and recommending to the Board the action to be taken with respect to any letter of resignation submitted by such director; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (v) overseeing the annual evaluation of the Board and its committees.

The Nominating/Governance Committee will consider director candidates recommended by stockholders. In evaluating candidates submitted by stockholders, the Nominating/Governance Committee will consider (in addition to the criteria applicable to all director candidates described below) the needs of the Board and the qualifications of the candidate, and may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating/Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089. For a candidate to be considered for nomination by the Nominating/Governance Committee at an annual meeting, a stockholder recommendation must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating/Governance Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess (i) an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company, and (ii) an impeccable reputation of integrity and competence in his or her personal or professional activities. Pursuant to its charter, the Nominating/Governance Committee’s evaluation of potential candidates is consistent with the Board’s criteria for selecting new directors. Such criteria include an understanding of the Company’s business environment and the possession of such knowledge, skills, expertise and diversity of experience as may enhance the Board’s ability to manage and direct the affairs and business of the Company and, where applicable, improve the ability of board committees to fulfill their duties. The Nominating/Governance Committee also takes into account, as applicable, the satisfaction of any independence requirements imposed by any applicable laws, regulations or rules and the Company’s Guidelines.

The Nominating/Governance Committee may receive suggestions from current board members, the Company’s executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating/Governance Committee will also consider candidates recommended by stockholders.

After a person has been identified by the Nominating/Governance Committee as a potential candidate, the Nominating/Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating/Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating/Governance Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating/Governance Committee may consider all such information in light of information regarding any other candidates that the Nominating/Governance Committee might be evaluating for membership on the Board. In certain instances, Nominating/Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating/Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, in the case of such a candidate the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Code of Ethics

Our Board of Directors has adopted a code of ethics, which is posted on the Company’s website at www.yahoo.com. The code may be found as follows: From our main webpage, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then click on “Yahoo! Code of Ethics.”

The Company’s Code of Ethics applies to the Company’s directors and employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller, and to contractors of the Company. The Code of Ethics sets forth the fundamental principles and key policies and procedures that govern the conduct of our business. The Company’s employees receive training on the Code of Ethics. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, certain provisions of the Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions by posting such information on our website, at the address and location specified above.

Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors or any member, group or committee thereof, correspondence should be addressed to the Board of Directors or any member, group or committee thereof by name or title. All such correspondence should be sent “c/o Corporate Secretary” at 701 First Avenue, Sunnyvale, California 94089 or electronically to CorporateSecretary@yahoo-inc.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary or his or her designee for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary or his or her designee will forward copies of all correspondence that, in the opinion of the Corporate Secretary or his or her designee, deals with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

Policy for Attending Annual Meeting of Stockholders

It is the Company’s policy that directors are invited and encouraged to attend the annual meeting of stockholders. Six of our nine directors then serving on the Board were in attendance at the 2008 annual meeting of stockholders.

Director Compensation

A director who is also an employee of Yahoo! receives no additional compensation for service on the Board or its committees. The Company does not currently pay cash fees to its non-employee directors for performance of their duties as directors of the Company, other than the Chairman and committee chair fees described below. The Company does reimburse its non-employee directors for their out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, and other business of the Company. The

Company’s 1996 Directors’ Stock Plan, as amended and restated (the “Directors’ Plan”), provides that each newly appointed or elected non-employee director of the Company will be granted a nonqualified stock option to purchase 30,000 shares of common stock and an award of 10,000 restricted stock units on the date he or she first becomes a director. Thereafter, on the date of each annual meeting of stockholders at which such non-employee director is elected, he or she will be granted an additional option to purchase 15,000 shares of common stock and an additional award of 5,000 restricted stock units if, on that date, he or she has served on the Board of Directors for at least six of the preceding 12 months. If the director has served on the Board of Directors for less than six of the preceding 12 months, he or she will receive a pro rata portion of such option and restricted stock units based on number of days served during such six month period. The options and restricted stock units granted to non-employee directors vest in equal quarterly installments over the one-year period following the date of grant, subject to continuous service as a director. The restricted stock units granted under the Directors’ Plan will generally be paid in an equivalent number of shares of common stock on the earlier of the date the non-employee director’s service terminates and the third anniversary of the date of grant, subject to any election by the non-employee director to defer the payment date.

The Directors’ Plan provides certain benefits that are triggered by certain corporate transactions. In the event of the dissolution or liquidation of the Company, consummation of a sale of all or substantially all of the assets of the Company, or consummation of the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged (a “Corporate Transaction”), options and restricted stock units granted under the Directors’ Plan will become fully vested, and the Company will provide each director optionee either a reasonable time within which to exercise the option or a substitute option with comparable terms as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such Corporate Transaction. Vested restricted stock units will generally be paid in an equivalent number of shares of common stock immediately prior to the effectiveness of such Corporate Transaction.

The non-executive Chairman of the Board of Directors receives an additional annual fee of $275,000 for his service as Chairman, payable in cash. The Company also pays an annual fee to each non-employee director who serves as the chair of a committee of the Board of Directors. The fee is $35,000 for the chair of the Audit Committee and $15,000 for the chair of each of the Compensation, Nominating/Governance and Transaction Committees. These committee chair fees are payable in cash, but the director may elect to have his or her fee converted into an award of either stock options or restricted stock units granted under the Directors’ Plan. If the director elects a stock option, the option would cover a number of shares of the Company’s common stock determined by multiplying his or her fee by three and dividing the product by the fair market value (i.e., closing price) of a share of the Company’s common stock on the grant date, which is generally the last day of the calendar quarter for which the applicable fees would have otherwise been paid. The exercise price of the stock option would be equal to the fair market value of a share of the Company’s common stock on the grant date. If the director elects a restricted stock unit award, he or she would be credited with a number of restricted stock units equal to the amount of his or her fee divided by the fair market value of a share of the Company’s common stock on the grant date, which is generally the last day of the calendar quarter for which the applicable fees would have otherwise been paid. Any stock option or restricted stock unit award granted upon conversion of committee chair fees would be fully vested on the grant date.

Each of our non-employee directors will have served for more than six months of the preceding 12 months at the time of the 2009 annual meeting, and each will therefore be granted an option to purchase 15,000 shares of the Company’s common stock and 5,000 restricted stock units under the Directors’ Plan if he or she is elected to the Board of Directors at the annual meeting.

The Board has adopted stock ownership guidelines for directors. Under these guidelines, each director should own at least 12,000 shares of Yahoo! common stock within three years after joining the Board. Vested but unpaid restricted stock units count toward satisfaction of this threshold, but not outstanding vested or unvested options.

Director Compensation Table—Fiscal 2008

A director who is also an employee of Yahoo! receives no additional compensation for serving on the Board or its committees. The following table shows compensation information for fiscal 2008 for Yahoo!’s non-employee directors (including non-employee directors who served on the Board for only part of fiscal 2008). Amounts shown in the columns titled “Stock Awards” and “Option Awards” in the table below reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award or by exercising stock options). As of April 2, 2009, 99% of the options granted to non-employee directors in 2008 have a per share exercise price that exceeds the per share closing price of the Company’s common stock on April 2, 2009 ($12.95) as reported on the NASDAQ Global Select Market.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Frank J. Biondi, Jr.(5)	0	77,231	94,566		N/A	N/A	0	171,797
Roy J. Bostock	252,083	101,831	214,535	(6)	N/A	N/A	0	568,449
Ronald W. Burkle	0	101,831	196,280		N/A	N/A	0	298,111
John H. Chapple(7)	0	77,231	94,566		N/A	N/A	0	171,797
Eric Hippeau	0	101,831	214,535	(8)	N/A	N/A	0	316,366
Carl C. Icahn(9)	0	82,455	105,134		N/A	N/A	0	187,589
Vyomesh Joshi	0	101,831	245,721		N/A	N/A	0	347,552
Arthur H. Kern	0	101,831	214,535	(10)	N/A	N/A	0	316,366
Robert A. Kotick(11)	0	60,604	122,913		N/A	N/A	0	183,517
Edward R. Kozel(12)	0	26,791	106,453		N/A	N/A	0	133,244
Terry S. Semel(13)	0	0	0		N/A	N/A	0	0
Mary Agnes Wilderotter	29,038	177,791	186,972		N/A	N/A	0	393,801
Gary L. Wilson	0	101,831	196,280		N/A	N/A	0	298,111

(1)	Amounts shown in this column reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock units granted to the directors in accordance with Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, except as expressly noted below. Other than the awards for Messrs. Kotick and Kozel noted below, no stock awards were forfeited by any of our non-employee directors in 2008. For additional information on grants made during 2008, refer to Note 12 of the Yahoo! consolidated financial statements in the 2008 Form 10-K. For information on the valuation assumptions with respect to grants made prior to 2008, refer to the note on Employee Benefits in Yahoo!’s consolidated financial statements in the Form 10-K for the respective year.

(2)	On August 1, 2008, each of Messrs. Bostock, Burkle, Hippeau, Joshi, Kern and Wilson and Mrs. Wilderotter was granted an award of 5,000 restricted stock units under the Directors’ Plan. Each of these awards had a grant date fair value of $99,000. (The grant date fair values presented in the notes to this table have been determined, as required by applicable SEC rules, based on generally accepted accounting principles and SEC rules.) The outstanding and unvested restricted stock units held by each director listed in the table above at 2008 fiscal year-end: Mr. Biondi (7,500), Mr. Bostock (3,750), Mr. Burkle (3,750), Mr. Chapple (7,500), Mr. Hippeau (3,750), Mr. Icahn (7,500), Mr. Joshi (3,750), Mr. Kern (3,750), Mr. Kotick (0), Mr. Kozel (0), Mr. Semel (0), Mrs. Wilderotter (3,750), and Mr. Wilson (3,750).

(3)

Amounts shown in this column reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, except as expressly noted below. Other than the awards for Messrs. Kotick and Kozel noted below, no option awards were forfeited by any of our non-employee directors in 2008. For additional information on grants made during 2008, refer to Note 12 of the Yahoo! consolidated financial statements in the 2008 Form 10-K. For information on the valuation assumptions with respect to grants made prior to 2008, refer to the note on Employee Benefits in Yahoo!’s consolidated financial statements in the Form 10-K for the respective year.

(4)	On August 1, 2008, each of Messrs. Bostock, Burkle, Hippeau, Joshi, Kern and Wilson and Mrs. Wilderotter was granted an option to purchase 15,000 shares under the Directors’ Plan with an exercise price of $19.80 per share. Each of these options had a grant date fair value of $126,230. The outstanding options held by each director listed in the table above at 2008 fiscal year-end: Mr. Biondi (30,000), Mr. Bostock (268,860), Mr. Burkle (445,000), Mr. Chapple (30,000), Mr. Hippeau (550,064), Mr. Icahn (30,000), Mr. Joshi (145,000), Mr. Kern (548,389), Mr. Kotick (0), Mr. Kozel (0), Mr. Semel (0), Mrs. Wilderotter (45,000), and Mr. Wilson (358,200).

(5)	In connection with his appointment to the Board of Directors, Mr. Biondi was granted on August 14, 2008 an option to purchase 30,000 shares of common stock with an exercise price of $20.28, which had a grant date fair value of $248,322, and an award of 10,000 restricted stock units which had a grant date fair value of $202,800.

(6)	In lieu of cash, Mr. Bostock elected to receive payment of his committee chair fees earned during 2008 in the form of options to purchase the Company’s common stock. Accordingly, Mr. Bostock was granted an option to purchase 388 shares on March 31, 2008 with an exercise price of $28.93, which had a grant date fair value of $2,960; an option to purchase 544 shares on June 30, 2008 with an exercise price of $20.66, which had a grant date fair value of $4,504; an option to purchase 650 shares on September 30, 2008 with an exercise price of $17.30, which had a grant date fair value of $5,217; and an option to purchase 922 shares on December 31, 2008 with an exercise price of $12.20, which had a grant date fair value of $5,574.

(7)	In connection with his appointment to the Board of Directors, Mr. Chapple was granted on August 14, 2008 an option to purchase 30,000 shares of common stock with an exercise price of $20.28, which had a grant date fair value of $248,322, and an award of 10,000 restricted stock units which had a grant date fair value of $202,800.

(8)	In lieu of cash, Mr. Hippeau elected to receive payment of his committee chair fees for 2008 in the form of options to purchase the Company’s common stock. Accordingly, Mr. Hippeau was granted an option to purchase 388 shares on March 31, 2008 with an exercise price of $28.93, which had a grant date fair value of $2,960; an option to purchase 544 shares on June 30, 2008 with an exercise price of $20.66, which had a grant date fair value of $4,504; an option to purchase 650 shares on September 30, 2008 with an exercise price of $17.30, which had a grant date fair value of $5,217; and an option to purchase 922 shares on December 31, 2008 with an exercise price of $12.20, which had a grant date fair value of $5,574.

(9)	In connection with his appointment to the Board of Directors, Mr. Icahn was granted on August 1, 2008 an option to purchase 30,000 shares of common stock with an exercise price of $19.80, which had a grant date fair value of $252,459, and an award of 10,000 restricted stock units which had a grant date fair value of $198,000.

(10)	In lieu of cash, Mr. Kern elected to receive payment of his committee chair fees for 2008 in the form of options to purchase the Company’s common stock. Accordingly, Mr. Kern was granted an option to purchase 388 shares on March 31, 2008 with an exercise price of $28.93, which had a grant date fair value of $2,960; an option to purchase 544 shares on June 30, 2008 with an exercise price of $20.66, which had a grant date fair value of $4,504; an option to purchase 650 shares on September 30, 2008 with an exercise price of $17.30, which had a grant date fair value of $5,217; and an option to purchase 922 shares on December 31, 2008 with an exercise price of $12.20, which had a grant date fair value of $5,574.

(11)	Mr. Kotick resigned as a member of the Board effective August 1, 2008. Upon his resignation, Mr. Kotick forfeited unvested stock options covering 10,417 shares of the Company’s common stock.

(12)	Mr. Kozel resigned as a member of the Board effective May 20, 2008. Upon his resignation, Mr. Kozel forfeited 1,250 unvested restricted stock units and unvested stock options covering 17,292 shares of the Company’s common stock.

(13)	Mr. Semel resigned as a member of the Board effective January 31, 2008. Mr. Semel did not receive any compensation for his services as a Board member.

Required Vote

Each of the directors will be elected by a majority of the votes cast, meaning that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. This required vote is discussed further above under the section entitled “Proposal No. 1 Election of Directors—Voting Standard.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 1995 STOCK PLAN

We are asking the Company’s stockholders to approve an amended and restated version of the 1995 Stock Plan, which was adopted, subject to stockholder approval, by the Board of Directors on April 2, 2009. The amended and restated version of the 1995 Stock Plan reflects the following amendments, which are subject to stockholder approval of this proposal:

•

Increase in Aggregate Share Limit. The amended and restated version of the 1995 Stock Plan authorizes an increase in the number of shares of common stock available for award grants under the 1995 Stock Plan by an additional 50,000,000 shares or approximately 3.6% of the Company’s issued and outstanding common stock. If stockholders approve the amended and restated version of the 1995 Stock Plan, the maximum aggregate number of shares available for award grants under the 1995 Stock Plan would be 754,000,000 shares. There would be a corresponding increase in the number of shares of common stock that may be delivered pursuant to options qualified as incentive stock options granted under the 1995 Stock Plan.

•

Change to Full Value Award Share Limit. Currently, the 1995 Stock Plan limits the number of shares that may be issued with respect to restricted stock and certain other “full-value awards” granted under the plan by providing that such shares will be counted against the plan’s aggregate share limit as 2.00 shares for every share actually issued in connection with the award. The amended and restated version of the 1995 Stock Plan provides that, with respect to shares issued pursuant to restricted stock and other full-value awards granted after the annual meeting, such shares will be counted against the plan’s aggregate share limit as 1.75 shares for every share actually issued in connection with the award. For purposes of the 1995 Stock Plan, a “full-value award” means any award under the 1995 Stock Plan except options and stock appreciation rights.

•

Extension of Plan Term. The 1995 Stock Plan is currently scheduled to expire on May 16, 2013. The amended and restated version of the 1995 Stock Plan would extend the Company’s ability to grant new awards under the 1995 Stock Plan until April 2, 2019.

•

Changes to and Extension of Performance-Based Award Feature. One element of the 1995 Stock Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”). These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 1995 Stock Plan which may also qualify as performance-based compensation for Section 162(m) purposes. The amended and restated version of the 1995 Stock Plan provides that the Company will have the flexibility to grant certain Performance-Based Awards that would be payable only in cash, as well as stock-based awards. In addition, if stockholders approve the 1995 Stock Plan proposal, the Performance-Based Award feature of the 1995 Stock Plan will be renewed and extended through the first annual meeting of our stockholders that occurs in 2014 (this expiration time is earlier than the general expiration date of the 1995 Stock Plan and is required under applicable tax rules), and the performance criteria listed below and in Appendix A to the plan document will be approved for use in connection with Performance-Based Awards granted under the 1995 Stock Plan. (See “Summary Description of the 1995 Stock Plan (as Proposed to be Amended)—Performance-Based Awards” below.)

The Board of Directors approved the additional share authority requested under the 1995 Stock Plan based, in part, on a belief that the number of shares currently available under the 1995 Stock Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Company also believes that operation of the 1995 Stock Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success.

As of April 2, 2009, 178,324,337 shares of common stock were subject to outstanding awards under the 1995 Stock Plan, 448,047,409 shares of common stock had been issued pursuant to awards granted under the plan (not including shares that were subject to outstanding and unvested restricted stock awards as of that date) and 41,094,185 shares of common stock remained available for future award grants. Of the total number of shares of our common stock that were subject to outstanding awards under the 1995 Stock Plan as of April 2, 2009, approximately 9.86% were subject to awards held by our current executive officers and directors, and approximately 90.14% were subject to awards held by Yahoo! employees other than current executive officers and directors.

As of April 2, 2009, there was a total of 147,838,758 shares of our common stock subject to outstanding options and stock appreciation rights (with a weighted-average exercise price of $31.098 per share and a weighted-average contractual term of 4.00 years) and a total of 40,200,832 shares subject to restricted stock and other full-value awards under all of Yahoo!’s equity compensation plans (including awards assumed by Yahoo! in connection with acquisitions).* A total of 41,094,185 shares were then available for future award grants under the 1995 Stock Plan, and a total of 4,649,193 shares were then available for future award grants under the Directors’ Plan.

Summary Description of the 1995 Stock Plan (as Proposed to be Amended)

The principal features of the 1995 Stock Plan, including the proposed amendments, are summarized below. The following summary of the 1995 Stock Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the amended and restated 1995 Stock Plan, which has been filed as Annex A with the SEC with this proxy statement. Any stockholder of the Company who wishes to obtain a copy of the amended and restated 1995 Stock Plan document may do so upon written request to the Secretary at the Company’s principal executive offices.

General

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards granted under the existing 1995 Stock Plan is 704,000,000 shares, of which 41,094,185 shares of common stock remained available for future award grants as of April 2, 2009. If stockholders approve the 1995 Stock Plan proposal, this share limit will be increased to 754,000,000 shares, which will increase the number of shares that remain available for future grants to 91,094,185.

In addition, if stockholders approve the 1995 Stock Plan proposal, shares issued in respect of any full-value award granted under the 1995 Stock Plan after June 25, 2009 will be counted against the plan’s aggregate share limit as 1.75 shares for every one share actually issued in connection with the award. For example, if 100 shares are issued with respect to a restricted stock award granted under the 1995 Stock Plan after June 25, 2009, then 175 shares will be counted against the plan’s aggregate share limit in connection with that award. Shares issued in respect of any full-value award granted under the 1995 Stock Plan on or before June 25, 2009 shall be counted against the plan’s aggregate share limited at the applicable ratio in effect under the plan on the date of the grant of the award.

*	Throughout this proposal, the number of shares subject to outstanding awards is presented for performance-based awards based on the maximum number of shares that may be delivered pursuant to the award. The 40,200,832 shares subject to restricted stock and other full-value awards under all of Yahoo!’s equity compensation plans as of April 2, 2009 includes 2,961,240 shares attributable to the then outstanding performance-based awards. The actual number of shares delivered in respect of these awards may range from 0 to 2,961,240 depending on the actual performance and other factors applicable to these awards. If the target level of performance under these awards were achieved, and the other applicable requirements were met, the number of shares that would be delivered under these awards would be 1,480,620.

The maximum number of shares of common stock which may be subject to options and stock appreciation rights granted under the 1995 Stock Plan to any one individual during any calendar year is 15,000,000, subject to adjustment as provided in the 1995 Stock Plan.

As of April 2, 2009, 178,324,337 shares of common stock were subject to outstanding awards under the 1995 Stock Plan, 448,047,409 shares of common stock had been issued pursuant to awards granted under the plan (not including shares that were subject to outstanding and unvested restricted stock awards as of that date) and 41,094,185 shares of common stock remained available for future award grants.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 1995 Stock Plan. In connection with the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if an option relates to 100,000 shares and is exercised in full at a time when the net number of shares due to the participant (after any netting of shares to cover the exercise price and/or tax withholding) is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are reacquired or withheld by the Company to pay the exercise price of an award granted under the 1995 Stock Plan, as well as any shares reacquired or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 1995 Stock Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 1995 Stock Plan will again be available for subsequent awards under the 1995 Stock Plan as if such awards had never been granted.

The 1995 Stock Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the U.S. Internal Revenue Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

On April 2, 2009, the per share closing price of the Company’s common stock was $12.95 as reported on the NASDAQ Global Select Market.

Purpose

The purposes of the 1995 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company’s business.

Administration

The 1995 Stock Plan may be administered by the Board of Directors or by a committee of independent directors of the Board of Directors. The Board has delegated general administrative authority for the 1995 Stock Plan to the Compensation Committee, which is constituted to satisfy the applicable requirements of Rule 16b-3 of the Exchange Act and Section 162(m). A committee may delegate some or all of its authority with respect to the 1995 Stock Plan to another committee of directors, and certain limited authority to grant awards to employees other than executive officers may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority is referred to in this proposal as the “Administrator.”) Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1995 Stock Plan.

All questions of interpretation or application of the 1995 Stock Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility

The 1995 Stock Plan provides that awards may be granted to employees (including officers and employee directors) and consultants of the Company or any of its subsidiaries. The Administrator selects the participants who will receive awards under the 1995 Stock Plan and determines the types and terms of awards to be granted and the number of shares subject to these awards. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the participant, the value of the participant’s services to the Company, the participant’s present and potential contribution to the success of the Company, and other relevant factors. As of April 2, 2009, there were approximately 13,570 employees and consultants eligible to receive grants under the 1995 Stock Plan.

Term

The term of any award granted under the 1995 Stock Plan will not exceed seven years.

Options and Stock Appreciation Rights

Options granted under the 1995 Stock Plan may be either incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code, or nonqualified stock options, as designated in the terms of the applicable award agreement. Incentive stock options are subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 1995 Stock Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary. A stock appreciation right will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price thereof. The Administrator will determine whether a stock appreciation right will be settled in cash, shares or a combination of cash and shares. The per-share exercise price of options and the per-share grant price of stock appreciation rights granted under the 1995 Stock Plan may not be less than the fair market value of the common stock, which generally is defined as the closing price of the common stock on NASDAQ Global Select Market on the date of grant.

Restricted Stock

Restricted stock awards granted under the 1995 Stock Plan are subject to those terms and conditions, including the duration of the period during which, and the conditions under which, the restricted stock may be forfeited to the Company, as may be determined by the Administrator in its sole discretion.

Restricted Stock Units

Restricted stock units granted under the 1995 Stock Plan are subject to those terms and conditions, including the duration of the period during which, and the conditions under which, the restricted stock units may be forfeited to the Company, as may be determined by the Administrator in its sole discretion. Restricted stock units that become vested are paid in cash, shares, other securities or other property, as determined in the sole discretion of the Administrator in accordance with the applicable award agreement.

Dividend Equivalents

Dividend equivalents entitle the award recipient to receive cash or shares of the Company’s common stock as dividends paid with respect to a specified number of shares. The Administrator may provide, at the date of grant or thereafter, that dividend equivalents will be paid or distributed when accrued; provided, that dividend equivalents (other than dividend equivalents not related to another award) will be subject to all conditions and restrictions of the underlying awards to which they relate (including, without limitation, any performance-based vesting requirements). Dividend equivalents may be awarded on a free-standing basis or, except as noted below, in connection with another award, and may be paid currently or on a deferred basis. Dividend equivalents may not be granted on options or stock appreciation rights.

Performance-Based Awards

The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 1995 Stock Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, restricted stock units, or other types of awards authorized under the plan. If stockholders approve the 1995 Stock Plan proposal, the Administrator will also have discretion to determine which participants may be granted Performance-Based Awards payable only in cash, as well as performance-based awards payable in shares of the Company’s common stock.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: revenue, revenue excluding traffic acquisition costs, revenue growth (organic and acquisition related), revenue per search, EBITDA (earnings before interest, taxes, depreciation and amortization), gross profit, operating cash flow, operating income, net income, cash flow from operations, capital expenditures, free cash flow, earnings per share (basic and diluted), return on equity or on assets or on net investment, cost containment or reduction, costs as a percentage of revenues, market share (measured by the Company’s share of web search queries, user time spent online or unique visitors), stock price, total stockholder return, unique users, registered users, paying subscribers, paying users, paying relationships, page views, search queries, visits per user, user frequency, user retention, user time spent online, advertisement impressions sold, cost per advertisement impression, revenue per advertisement impression, or any combination thereof. The performance measurement period with respect to an award may range from three months to seven years. To the extent provided in the applicable award agreement, performance targets and/or performance measurements shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash. The maximum aggregate payment that may be made pursuant to Performance-Based Awards (other than options or stock appreciation rights) granted to any participant in any one calendar year is 2,000,000 shares of common stock (or cash of equivalent value at the time of payment). If stockholders approve the 1995 Stock Plan proposal, Performance-Based Awards payable only in cash and not related to shares of the Company’s common stock that are granted to any participant in any one calendar year will not provide for payment of more than $20,000,000. Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or Sale

In the event of a dividend of stock or other property (other than cash) by the Company or if any other change, such as a stock split, is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration, appropriate adjustment will be made, if applicable, in the exercise or grant price of each outstanding award, the number of shares subject to each award, the number of shares available for issuance under the 1995 Stock Plan and the other share limits under the plan.

In the event of the proposed dissolution or liquidation of the Company, each award will terminate unless otherwise provided by the Administrator. Additionally, the Administrator may provide that awards granted under the 1995 Stock Plan will vest and become non-forfeitable, as to all or any part of such award, as of the date of such dissolution or liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each award under the 1995 Stock Plan will be assumed or an equivalent award will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines and in lieu of such assumption or substitution, that the option will vest and become non-forfeitable, as to all or any part of such option, as of the date of such transaction. If the Administrator makes an award exercisable or non-forfeitable in lieu of assumption or substitution in the event of a merger or sale of assets, it will notify the holder that such award will be exercisable for a period of thirty (30) days from the date of such notice, and thereafter will terminate.

No Repricing

Except for an adjustment pursuant to changes in the Company’s capitalization or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding option or stock appreciation right to reduce the exercise price or grant price of the award, (2) provide for the cancellation, exchange, or surrender of an outstanding option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) provide for the cancellation, exchange, or surrender of an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or grant price that is less than the exercise or grant price of the original award.

Transfer Restrictions

Subject to certain exceptions contained in the 1995 Stock Plan, awards under the 1995 Stock Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator may, however, permit certain transfers of awards to family members for estate or tax planning purposes, provided that such transfers comply with applicable federal and state securities laws and are not made for value.

No Limit on Other Authority

The 1995 Stock Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendment and Termination

The Administrator may amend or terminate the 1995 Stock Plan or any portion thereof at any time; provided that no such amendment or termination will be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement or any applicable stock exchange requirement with which the Administrator intends the 1995 Stock Plan to comply. In addition, stockholder approval will be required for any amendment that (i) materially increases the benefits accruing to participants under the 1995 Stock Plan, (ii) materially increases the number of securities that may be issued under the 1995 Stock Plan, (iii) materially modifies the requirements for participation in the 1995 Stock Plan, or (iv) is otherwise deemed a material amendment by the Administrator pursuant to applicable law or accounting or stock exchange rules. However, no action by the Administrator or stockholders may adversely affect the rights of any recipient of an award granted under the 1995 Stock Plan without the consent of the recipient. The 1995 Stock Plan is currently scheduled to terminate in May 2013, provided that any options or awards then outstanding under the 1995 Stock Plan will remain outstanding until they expire by their terms. The amended and restated version of the 1995 Stock Plan would extend the Company’s ability to grant new awards under the 1995 Stock Plan until April 2, 2019.

Federal Income Tax Aspects of the 1995 Stock Plan

The U.S. federal income tax consequences of the 1995 Stock Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 1995 Stock Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 1995 Stock Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the Company in certain circumstances.

Plan Benefits

The Company has not approved any awards that are conditioned on stockholder approval of the 1995 Stock Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 1995 Stock Plan. If the proposed increase in the share limit for the 1995 Stock Plan had been in effect in 2008, the Company expects that its award grants for 2008 would not have been substantially different from those actually made in that year under the 1995 Stock Plan.

Aggregate Past Grants Under the 1995 Stock Plan

The following table sets forth information as of April 2, 2009 with respect to awards granted under the 1995 Stock Plan to the Named Executive Officers, all current executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the 1995 Stock Plan.

	STOCK OPTIONS(1)						RESTRICTED STOCK/UNITS(2)
Name and Position	Number of Shares Subject to Past Option Grants		Number of Shares Acquired on Exercise		Number of Shares Underlying Options as of April 2, 2009		Number of Shares/ Units Subject to Past Grants	Number of Shares/ Units Vested as of April 2, 2009	Number of Shares/Units Outstanding and Unvested as of April 2, 2009
					Exercisable	Unexercisable
Named Executive Officers:
Jerry Yang	1,700,000		400,000		1,300,000	0	0	0	0
Blake Jorgensen	475,000		0		171,875	303,125	141,650	0	141,650
Susan L. Decker	8,925,000		2,763,333		4,780,417	0	600,000	490,000	0
Aristotle Balogh	890,660		0		106,250	784,410	438,350	8,333	430,017
Michael J. Callahan	1,795,470		368,750		619,750	806,970	425,600	50,000	375,600
Total for All Current Executive Officers (8 persons):	13,542,660		768,750		4,389,333	8,384,577	3,116,086	275,179	2,840,907
Non-Employee Directors as a Group:	2,737,632	(3)	2,737,632	(3)	0	0	0	0	0
Each other person who has received 5% or more of the options, warrants or rights under the 1995 Stock Plan	N/A		N/A		N/A	N/A	N/A	N/A	N/A
All employees, including all current officers who are not executive officers or directors, as a group	834,345,568		433,891,517		82,338,635	46,373,363	58,640,244	10,374,484	33,997,958
Total	850,625,860		437,397,899		86,727,968	54,757,940	61,756,300	10,649,663	36,838,865

(1)	Includes stock appreciation rights. As of April 2, 2009, there were 208,618 shares of the Company’s common stock that are subject to outstanding stock appreciation rights.

(2)	As noted above, the number of shares subject to outstanding awards is presented for performance-based awards based on the maximum number of shares that may be delivered pursuant to the award.

(3)	Non-Employee Directors are not eligible to receive awards under the current 1995 Stock Plan. This number represents an option granted to Mr. Kern in 1996, which is no longer outstanding.

Mr. Yang, Ms. Bartz and each of the non-employee directors is a nominee for re-election as a director at the annual meeting.

Equity Compensation Plans

For additional information on our equity compensation plans, please see the section titled “Equity Compensation Plan Information” below.

Required Vote; Interests of Directors and Executive Officers

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the proposed amendments to the 1995 Stock Plan.

Employee directors and all of the Company’s executive officers are eligible for awards under the 1995 Stock Plan, and thus they have a personal interest in the approval of the proposed amendments to the 1995 Stock Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK PLAN AS DESCRIBED ABOVE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO THE

AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

We are asking the Company’s stockholders to approve an amendment to the Purchase Plan that will increase the maximum number of shares of common stock authorized for issuance under the Purchase Plan by 30,000,000 shares.

As of April 2, 2009, 45,000,000 shares of common stock are authorized for issuance under the Purchase Plan. Of these shares, 27,054,893 shares have previously been purchased and 17,945,107 shares remain available for purchase in the current and future offering periods under the Purchase Plan. If stockholders approve this amendment, the maximum aggregate number of shares that may be issued under the Purchase Plan will increase from 45,000,000 shares to 75,000,000 shares, and the shares remain available for purchase in the current and future offering periods under the Purchase Plan will be 47,945,107. In addition, the term of the Purchase Plan would be extended so that no new offering periods would commence under the Purchase Plan after May 10, 2029.

The Company believes that operation of the Purchase Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success. The Company believes that this amendment, which was adopted by the Board on April 2, 2009 subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Purchase Plan, is necessary to ensure that a sufficient reserve of common stock is available under the Purchase Plan for new and continuing employees.

As of April 2, 2009, there were a total of 7,215 Yahoo! employees participating in the Purchase Plan. This number represents approximately 54% of the total number of Yahoo! employees that were then eligible to participate in the Purchase Plan and an approximately 7% increase over the 6,747 employees participating in the Purchase Plan when the share limit under the plan was last increased in June 2007.

Summary Description of the 1996 Employee Stock Purchase Plan

The essential features of the Purchase Plan, including these proposed amendments, are summarized below. This summary does not purport to be a complete description of all the provisions of the Purchase Plan, and is subject to and qualified in its entirety by reference to the complete text of the amended Purchase Plan, which has been filed as Annex B with the SEC with this proxy statement. Any stockholder of the Company who wishes to obtain a copy of the actual Purchase Plan document may do so upon written request to the Secretary at the Company’s principal executive offices.

General

The Purchase Plan is intended to qualify under Section 423 of the U.S. Internal Revenue Code. It is not a tax-qualified, deferred compensation plan under Section 401(a) of the U.S. Internal Revenue Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The purpose of the Purchase Plan is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase common stock of the Company at a discount to market price through payroll deductions.

Administration

The Purchase Plan is administered by the Board of Directors of the Company or a committee appointed by the Board. (The appropriate acting body, be it the Board of Directors or a committee appointed by the Board, is referred to in this proposal as the “Administrator.”) All questions of interpretation or application of the Purchase Plan are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

Eligibility and Participation

Employees (including officers and employee directors) who are customarily employed for at least 20 hours per week and more than five months per calendar year with the Company or any designated subsidiary of the Company are eligible to participate in the Purchase Plan, subject to certain limitations imposed by the U.S. Internal Revenue Code and certain other limitations set forth in the Purchase Plan. Eligible employees become participants in the Purchase Plan by filing with the stock administration department of the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless the administrator sets a later time for filing the subscription agreement. A participant’s subscription agreement continues to be effective for each consecutive offering period until the participant withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

As of April 2, 2009, approximately 13,485 employees, including 8 executive officers, were eligible to participate in the Purchase Plan. Members of the Company’s Board of Directors who are not employees and other non-employees such as consultants are not eligible to participate.

Offering Periods; Purchase Price

The Purchase Plan operates by a series of consecutive offering periods of approximately 24 months duration. Each offering period consists of four six-month purchase periods commencing on each May 11 and November 11 and ending on November 10 and May 10, respectively. The purchases are made for participants at the end of each purchase period by applying payroll deductions accumulated over the preceding six months towards such purchases. The price at which these purchases are made equal 85% of the lesser of the fair market value of the common stock as of the first day of the offering period (i.e., the offering date) or the fair market value on the last day of the applicable purchase period occurring within the offering period (i.e., the purchase date). For example, if an employee who enrolled in the offering period beginning on November 11, 2008 continues in the Purchase Plan through the end of that period, he or she will make a final purchase of stock on November 10, 2010 at 85% of the lesser of the fair market value of the stock on November 11, 2008 or the fair market value on November 10, 2010 (having made three earlier purchases on May 8, 2009, November 10, 2009, and May 10, 2010 at the applicable purchase prices for each of those dates).

Employees who join the Company during an ongoing offering period, or who are otherwise not yet participating in the Purchase Plan, will be given the opportunity to enroll in the Purchase Plan twice a year, on each May 11 and November 11. For employees who begin participating in the Purchase Plan after the beginning of an offering period, the offering date will be the first day of the first purchase period in which such employees participate within the offering period. Such employees will purchase stock at 85% of the lesser of the fair market value of the stock on such offering date or on the purchase date, and will be participating in a proportionately shorter offering period than those joining the Purchase Plan at the beginning of the 24-month offering period.

If the fair market value of a share of the Company’s common stock on a purchase date within a 24-month offering period is lower than the fair market value of a share of the Company’s common stock at the beginning of the 24-month period, then that offering period will terminate immediately after the purchase of shares for participants and a new 24-month offering period will begin on the following day (either May 11 or November 11). A similar re-set mechanism applies for employees who join the Purchase Plan following the first day of the offering period.

The applicable price at which shares may be purchased under the Purchase Plan may be adjusted in the event that shares must be added (through Board and stockholder approval) to the Purchase Plan during an ongoing offering period in order to satisfy purchase requirements. If this happens and the fair market value of a share on the date of such stockholder approval is higher than the fair market value of a share on the offering date for any such offering period, then the applicable purchase price for these newly added shares would equal 85% of the lesser of the fair market value on the date of stockholder approval or the fair market value on the purchase date. The Company is under no obligation to cause shares to be added to the Purchase Plan at any time.

Limitations on Participation

Employees are permitted to have up to 15% of their compensation accumulated and applied toward purchases of shares under the Purchase Plan. The Administrator may change this maximum participation rate at any time before the beginning of an offering period. The compensation that can be accumulated and applied toward purchase of shares under the Purchase Plan generally includes salary, commissions, bonuses and other compensation paid by the Company, but excludes referral and hiring bonuses, income received in connection with stock options and other equity based awards and reimbursements. An employee may not participate in the Purchase Plan if, immediately after he or she joined, he or she (or any other person whose stock would be attributed to such employee under stock attribution rules of the U.S. Internal Revenue Code) would own stock and/or hold rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. The Purchase Plan also limits an employee’s rights to purchase stock under all employee stock purchase plans (those subject to Section 423 of the U.S. Internal Revenue Code) of the Company and its subsidiaries so that such rights may accrue at a rate that does not exceed $25,000 of fair market value of such stock (determined at the time the employee begins participating in the offering period) for each calendar year in which such right to purchase stock is outstanding at any time. In addition, no employee may purchase more than 10,000 shares of common stock under the Purchase Plan in any one six-month purchase period.

The Company may make a pro rata allocation of the shares remaining available for stock purchase if the total number of shares that would otherwise be subject to stock purchase rights granted at the beginning of an offering period exceeds the number of remaining available shares in the Purchase Plan. Employees may withdraw from the Purchase Plan, and receive back their accumulated payroll deductions, without interest, at any time prior to a purchase date (May 10 and November 10). If any employee does not withdraw prior to the end of an offering period, he or she will continue to participate in the next offering period that begins following the end of that offering period.

Payroll Deductions

The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over an offering period. The deductions may not be at a rate of less than 1% or more than 15% of a participant’s compensation on each payday during the offering period. The administrator may change the maximum amount that a participant can contribute at any time before the beginning of an offering period. A participant may change his or her rate of contribution as of the beginning of each six-month purchase period and, on one occasion only during a six-month purchase period, may decrease his or her rate of payroll deductions. A participant may discontinue his or her participation in the Purchase Plan by withdrawing at any time. When a participant withdraws, he or she receives back the payroll deductions accumulated under the Purchase Plan, but does not receive interest on such amounts. Amounts contributed to the Purchase Plan are part of the Company’s general funds and are not required to be segregated. Payroll deductions for a participant begin with the first full payroll following the date he or she joins the Purchase Plan. To the extent necessary to comply with U.S. Internal Revenue Code provisions and certain purchase limitations of the Purchase Plan, a participant’s payroll deductions may be decreased to 0%.

Termination of Employment or Loss of Eligibility

Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during an offering period (unless on an approved leave of absence or a temporary reduction of hours) causes the employee to become ineligible to participate in the Purchase Plan. In such event, payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.

Adjustments

In the event of a dividend of stock or other property (other than cash) by the Company or any other change in the Company’s capitalization during an offering period, such as a stock split, that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustments will be made to the purchase price and to the number of shares subject to purchase under the Purchase Plan, the number of shares authorized for issuance under the Purchase Plan, and the maximum number of shares that may be purchased by an employee during any six-month purchase period.

In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company’s assets, each right to purchase stock under the Purchase Plan will be assumed or an equivalent right substituted by the successor corporation unless the successor corporation refuses to assume or substitute for outstanding rights to purchase stock, in which case the offering period will be shortened so that employees’ rights to purchase stock under the Purchase Plan will be automatically exercised prior to the merger or sale of assets (unless the participant has withdrawn prior to that date). In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Administrator.

Transfer Restrictions

A participant’s rights with respect to the purchase of shares under the Purchase Plan, as well as payroll deduction accumulated under the Purchase Plan, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

No Limit on Other Authority

The Purchase Plan does not limit the authority of the Administrator to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendment and Termination of the Purchase Plan

The Administrator may at any time amend or terminate the Purchase Plan, except that any such termination cannot affect rights to purchase stock previously granted nor may an amendment, in general, make any change in an outstanding right to purchase stock which adversely affects the rights of any participant, provided that the Purchase Plan or an offering or purchase period may be terminated if the Administrator determines that termination is in the best interests of the Company and the stockholders or if continuation of the Purchase Plan and/or the offering period would cause the Company to incur adverse accounting charges. The Purchase Plan does not limit the ability of the Administrator to grant awards or authorize any other compensation, with or without reference to the common stock, under any other plan or authority.

If not terminated earlier, the Purchase Plan is currently scheduled to terminate in 2016. If stockholders approve the Purchase Plan proposal, the term of the Purchase Plan would be extended so that no new offering periods would commence under the Purchase Plan after May 10, 2029.

Tax Information

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the U.S. Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of common stock within the later of two years from the offering date that applies to the shares or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of common stock for more than one year after the purchase date.

If the participant disposes of his or her shares of common stock more than two years after the offering date of such right to purchase stock under the Purchase Plan and more than one year after the purchase date of such stock purchase right, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the offering date of such stock purchase right. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

The foregoing is only a summary of the effect of federal income taxation upon the participants and the Company with respect to participation in the Purchase Plan and does not purport to be complete. Furthermore, the foregoing does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside. Participants should consult their own tax advisors with respect to the tax consequences of participation in the Purchase Plan for their particular situations.

Securities Underlying Awards

On April 2, 2009, the per share closing price of the Company’s common stock was $12.95 as reported on the NASDAQ Global Select Market.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of the common stock under the Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant. If the proposed amendment of the Purchase Plan had been in effect for our fiscal year ended December 31, 2008, we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the number of shares purchased as set forth in the table below.

Aggregate Past Purchases Under the 1996 Employee Stock Purchase Plan

As of April 2, 2009, 27,054,893 shares of our common stock had been purchased under the Purchase Plan. The following numbers of shares have been purchased by the persons and groups identified below:

Name	Aggregate Number of Shares Purchased Under the 1996 Employee Stock Purchase Plan in the Fiscal Year Ended December 31, 2008	Aggregate Number of Shares Purchased Under the 1996 Employee Stock Purchase Plan in All Completed Offering Periods
Named Executive Officers:
Jerry Yang	0	0
Blake Jorgensen	0	0
Susan L. Decker	969	16,068
Aristotle Balogh	964	964
Michael J. Callahan	969	16,348
Total for All Current Executive Officers (8 persons):	1,933	19,356
Non-Executive Director Group (10 persons):	0	0
Each other person who has received 5% or more of the options, warrants or rights under the Purchase Plan	N/A	N/A
All employees, including all current officers who are not executive officers or directors, as a group	5,284,557	27,035,537
Total	5,286,490	27,054,893

Equity Compensation Plans

For additional information on our equity compensation plans, please see the section titled “Equity Compensation Plan Information” below.

Required Vote; Interests of Executive Officers

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or represented by proxy and entitled to vote on this proposal is required to approve the proposed amendment to the Purchase Plan.

All of the Company’s executive officers are eligible to participate in the Purchase Plan and thus have a personal interest in the approval of the proposed amendment to the Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since February 1996 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. In the event that ratification of this appointment is not approved by a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the matter, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL

Mr. Michael Loeb, 91 Central Park West, New York, NY 10023, who has represented that he owns 800 shares of the Company’s common stock, has given notice of his intention to present a proposal at the annual meeting. The proposal and the proponent’s supporting statement appear below in italics.

The Board of Directors of Yahoo! strongly opposes adoption of the proposal and asks stockholders to review the Board’s response, which follows the proposal and the proponent’s supporting statement.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal is required to approve this proposal.

Our Board of Directors recommends that you vote “AGAINST” the stockholder proposal.

Stockholder Proposal

EXECUTIVE COMPENSATION ADVISORY VOTE

RESOLVED, that shareholders of Yahoo Corporation request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at Yahoo has not always been structured in ways that best serve stockholders’ interests. Investors across the country are increasingly concerned about mushrooming executive compensation, especially when insufficiently linked to performance. In 2008, shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions have averaged over 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote, combined with dialogue with investors, would provide the board and management useful information about shareholder views on the company’s senior executive compensation.

In its 2008 proxy, Aflac submitted an advisory vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

To date, ten other companies have also agreed to an advisory vote, including Verizon, MBIA, H&R Block, Ingersoll Rand, Blockbuster, and Tech Data. TIAA-CREF, the country’s largest pension fund, has successfully utilized the advisory vote twice.

Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

The Council of Institutional Investors endorsed advisory votes, and a bill to allow annual advisory votes passed the U.S. House of Representatives by a 2-to-1margin. We believe the statesmanlike approach for company leaders is to adopt an advisory vote voluntarily before being required to do so by law.

We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote is not binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Board of Directors Statement AGAINST Stockholder Proposal

The Board of Directors recognizes that executive compensation is a key corporate governance issue and generally supports enhancing the dialogue between the Company and its stockholders. The process suggested by the proposal, however, is not an effective mechanism for stockholders to meaningfully convey their views regarding Yahoo!’s executive compensation and could put Yahoo! at a competitive disadvantage. The Board has considered this proposal and the issues surrounding stockholder ratification of executive compensation.

The Board recommends a vote against this proposal for the following reasons:

Yahoo!’s Compensation Committee provides experienced, effective, independent oversight and is in the best position to determine the proper structure of executive compensation. Decisions regarding executive compensation require an exceptional amount of time, expert advice and detailed understanding of our company. Our Compensation Committee, which is comprised entirely of independent directors, reviews Yahoo!’s executive compensation program on an annual basis. As part of its review, the Compensation Committee engages in a detailed review and assessment of external market data and the performance of the Company and its executive officers. This assessment is performed in order to provide a total compensation arrangement that enables the Company to attract, incentivize and retain the key executive talent needed to achieve the Company’s business objectives and link executive compensation to improvements in the Company’s performance, increases in stockholder value and individual performance and achievements. The Compensation Committee also retains an independent compensation consulting firm to assist in the development and review of Yahoo!’s compensation practices, including advising with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), setting compensation levels for executive officers and, with respect to executive officers and directors, selection of appropriate peer group companies. The Board believes that the Compensation Committee provides experienced, effective, independent oversight of the Company’s executive compensation practices and is in the best position to determine the proper structure of these practices consistent with the Company’s goals and objectives and its ultimate goal of maximizing long-term stockholder value.

The Compensation Committee is responsive to concerns regarding executive pay and the Company’s executive compensation policies and practices are balanced and responsible. The Compensation Committee has demonstrated responsiveness to concerns regarding executive compensation by taking steps to emphasize performance and incentive pay and to further align the interests of our executives with those of our stockholders. In 2008, the Compensation Committee met 14 times and undertook an in-depth review and analysis of total direct compensation at the executive level and restructured its compensation program to ensure that it provides the appropriate incentives, is performance-based and is competitive. For example, a substantial portion of our executives’ annual compensation opportunities (over 90% in the case of Ms. Bartz’s targeted annual compensation) consists of performance and stock-based compensation. For 2009, the bonus pool available for executive officer annual cash bonuses under our Executive Incentive Plan will be determined based on company financial performance targets. In addition, approximately 50% of the grant-date value of our annual equity award program for executive officers consists of restricted stock units with vesting requirements tied to either our financial performance or total shareholder return measured by the price of our common stock, 25% of the grant-date value of these awards is in the form of stock options which have value only if our stock price appreciates, and 25% of the grant-date value of these awards is time-based restricted stock the value of which is based on our stock price and encourages employee retention and Company stock ownership.

A stockholder advisory vote would not provide meaningful information to the Compensation Committee to inform its compensation decisions and existing governance tools and practices already provide effective director accountability. The Board believes that an advisory vote will not provide the Compensation Committee with any meaningful information to inform its compensation decisions. Such a vote will not communicate the stockholders’ specific views or objections regarding the various components of complex executive compensation packages. There are existing channels of communication between the Board, the Compensation Committee and stockholders that the Board believes are more effective methods of expressing opinions regarding executive compensation. As opposed to the general nature of the proposed, once-a-year, “for” or “against” advisory vote, stockholder feedback on compensation-related concerns may be sent directly to the Board by following the Company’s policy for stockholder communications with directors described under “Communications with Directors” under “Corporate Governance” in this proxy statement. In addition, stockholders are able to readily communicate their views on executive compensation matters through Yahoo!’s investor relations department and by attending our annual stockholder meeting. If stockholders have concerns with Yahoo!’s compensation practices, our stockholders also have the ability to influence the aggregate amount and types of equity compensation available to be awarded to our executives through their review and approval of the Company’s equity incentive plans. In addition, in January 2007, the Board approved amendments to the Company’s bylaws to adopt majority voting in the election of directors, thereby giving stockholders the authority to hold directors, including members of the Compensation Committee, accountable with respect to executive compensation. The Board believes that these currently existing mechanisms are effective in providing feedback to identify specific compensation-related concerns and to hold directors accountable for the Company’s policies.

Approval of this proposal could put the Company at a competitive disadvantage. Our Company operates in an intensely competitive environment and our success is closely correlated with the recruitment and retention of talented employees. A competitive compensation program that takes into consideration a wide range of complex factors, including changes in strategic goals, changing economic and industry conditions, accounting requirements, tax laws and the competitive compensation practices of other companies, is essential to the Company’s long-term success. The Board believes that it is important that the Compensation Committee retain the flexibility to establish compensation for the Company’s executives in a manner that balances these influences so that the Company can continue to attract and retain executives of outstanding ability and motivate them to achieve superior performance. An advisory stockholder vote may unduly constrain this needed flexibility. The stockholder proponent, in support of this proposal, notes that companies in the United Kingdom allow an advisory vote on executive compensation. However, an advisory stockholder vote on executive compensation is mandatory for all public companies in the United Kingdom and no one United Kingdom company is competitively disadvantaged by this requirement. The vast majority of U.S.-listed companies (including, to the Board’s knowledge, the companies with which we principally compete for talent) are not required to, and do not, submit annual advisory votes on executive compensation to stockholders. We believe that imposing such a requirement on the Company could make it significantly more difficult for Yahoo! to attract and retain top executive talent by creating the impression among the Company’s senior executives that their compensation opportunities could be limited or adversely affected, while opportunities at the Company’s competitors would not be similarly constrained. Rather than unilaterally adopt an advisory vote standard that is not uniformly required of our competitors, the Board believes that the Company and its stockholders are best served by the Board continuing to be responsive to expressed stockholder concerns regarding executive compensation, and addressing any new practices related to executive compensation and stockholder advisory votes that may be mandated by law or regulation in the future.

Recommendation of the Board of Directors

FOR ALL OF THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE IN THE PROXY.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s common stock as of April 2, 2009 (except where another date is indicated) for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer, and (iv) all directors and current executive officers of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(2)
Capital Research Global Investors(3) 333 South Hope Street Los Angeles, CA 90071	146,926,000	10.54%

Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	135,957,200	9.75%

The Growth Fund of America, Inc.(5) 333 South Hope Street Los Angeles, CA 90071	90,076,100	6.46%

David Filo(6)	79,897,428	5.72%

Carl C. Icahn(7)	75,596,174	5.42%

Jerry Yang(8)	54,110,564	3.88%

Susan L. Decker(9)	5,416,062	*

Arthur H. Kern(10)	829,824	*

Michael J. Callahan(11)	785,422	*

Eric Hippeau(12)	602,856	*

Carol Bartz(13)	574,063	*

Ronald W. Burkle(14)	456,000	*

Gary L. Wilson(15)	369,200	*

Roy J. Bostock(16)	290,860	*

Blake Jorgensen(17)	171,875	*

Vyomesh Joshi (18)	154,833	*

Aristotle Balogh(19)	112,493	*

Mary Agnes Wilderotter(20)	55,000	*

John H. Chapple(21)	40,360	*

Frank J. Biondi, Jr.(22)	30,000	*

All directors and current executive officers as a group (18 persons)(23)	214,677,226	15.32%

*	Less than one percent.

(1)	The number of shares beneficially owned by each person or group as of April 2, 2009 (except where another date is indicated) includes shares of common stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options and vesting and release of restricted stock units. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 1,394,522,434 shares of common stock outstanding on April 2, 2009 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options and vesting and release of restricted stock units.

(3)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2009 by Capital Research Global Investors. The Schedule 13G/A indicates that Capital Research Global Investors, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 146,926,000 shares as a result of CRMC’s acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and that it has sole voting power over 57,662,800 of such shares and sole dispositive power over all of such shares.

(4)	Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2009 by Capital World Investors. The Schedule 13G/A indicates that Capital World Investors, a division of CRMC, is deemed to be the beneficial owner of 135,957,200 shares as a result of CRMC’s acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and that it has sole voting power over 44,693,200 of such shares and sole dispositive power over all of such shares.

(5)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 12, 2009 by The Growth Fund of America, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by CRMC. The Schedule 13G indicates that The Growth Fund of America, Inc. has sole voting power over all 90,076,100 shares.

(6)	Includes 1,700,000 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009 under the Company’s 1995 Stock Plan.

(7)

Includes 75,565,124 shares that were reported as beneficially owned by Mr. Icahn and certain of his affiliated entities in a Schedule 13D filed with the SEC on December 4, 2008. The Schedule 13D was jointly filed by High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners Holding”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises G.P.”), Beckton Corp. (“Beckton”), and Carl C. Icahn (collectively, the “Reporting Persons”). According to the Schedule 13D, (1) High River has sole voting power and sole dispositive power with regard to 15,113,025 shares, and each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with respect to such shares, but disclaim beneficial ownership of such shares for all other purposes; (2) Icahn Master has sole voting power and sole dispositive power with regard to 27,476,810 shares, and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises, Icahn Enterprises G.P., Beckton and Mr. Icahn has shared voting power and shared dispositive power with respect to such shares, but disclaim beneficial ownership of such shares for all other purposes; (3) Icahn Master II has sole voting and sole dispositive power with regard to 8,310,918 shares, and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises, Icahn Enterprises G.P., Beckton and Mr. Icahn has shared voting power and shared dispositive power with respect to such shares, but disclaim beneficial ownership of such shares for all other purposes; (4) Icahn Master III has sole voting power and sole dispositive power with regard to 3,177,317 shares, and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises, Icahn Enterprises G.P., Beckton and Mr. Icahn has shared voting power and shared dispositive power with respect to such shares, but disclaim beneficial ownership of such shares for all other purposes; and (5) Icahn Partners has sole voting power and sole dispositive power with regard to 21,487,054 shares, and each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises, Icahn Enterprises G.P., Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares, but disclaim beneficial ownership of such shares for all other purposes and each of the other Reporting Persons disclaims beneficial ownership of all such shares. This amount does not include 40,000 shares (consisting of 10,000 restricted stock units and an option to purchase 30,000 shares that were granted to Mr. Icahn under the Directors’ Plan) that the Schedule 13D reported may be beneficially owned by Mr. Icahn because not all of such shares are vested or exercisable as of April 2, 2009 or will vest or become exercisable within 60 days of April 2, 2009. This amount does include 22,500 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 2,500 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 5,000 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(8)	Includes 1,300,000 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009 under the Company’s 1995 Stock Plan. Also includes 6,310 shares held by Mr. Yang’s wife, of which he disclaims beneficial ownership.

(9)	Includes 4,780,417 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009 under the Company’s 1995 Stock Plan.

(10)	Includes 545,517 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 13,057 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(11)	Includes 685,750 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009 under the Company’s 1995 Stock Plan.

(12)	Includes 546,314 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 12,792 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(13)	Includes 479,540 shares of restricted stock granted under the Company’s 1995 Stock Plan which are subject to vesting through December 26, 2009.

(14)	Includes 441,250 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 12,500 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(15)	Includes 354,450 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 12,500 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(16)	Includes 265,110 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 12,500 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(17)	Comprised of 171,875 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009 under the Company’s 1995 Stock Plan.

(18)	Includes 137,083 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 12,500 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(19)	Includes 106,250 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009 under the Company’s 1995 Stock Plan.

(20)	Comprised of 41,250 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 1,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 12,500 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(21)	Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 2,500 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 5,000 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(22)	Comprised of 22,500 shares issuable upon exercise of options exercisable within 60 days of April 2, 2009, 2,500 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 5,000 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

(23)	Includes 6,868,807 shares issuable upon exercise, by certain directors and executive officers, of options exercisable within 60 days of April 2, 2009, 16,250 shares issuable pursuant to restricted stock units vesting within 60 days of April 2, 2009 under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates, and 103,349 shares issuable pursuant to vested restricted stock units under the Directors’ Plan on the earlier of the third anniversary of the date of grant or the date the director’s service terminates.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2008 all filing requirements applicable to the Reporting Persons were timely met.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2008 with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans, including the 1995 Stock Plan, the Directors’ Plan, and the Purchase Plan. Each of these plans has been approved by the Company’s stockholders. The Company does not maintain any equity incentive plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders(1)	160,467,449	(2)	$32.38	(3)	101,083,199	(4)

(1)	Does not include outstanding options to purchase an aggregate of 4,299,408 shares of the Company’s common stock that the Company assumed through acquisitions as of December 31, 2008. The weighted average exercise price of those outstanding options is $8.48 per share.

(2)	Does not include 1,551,076 shares of the Company’s common stock issued and outstanding pursuant to unvested restricted stock awards. Includes 29,344,713 shares of the Company’s common stock that are subject to outstanding restricted stock unit awards and 214,578 shares of the Company’s common stock that are subject to outstanding stock appreciation rights.

(3)	Calculated exclusive of outstanding restricted stock unit awards.

(4)	Of these shares, 78,269,174 were available for award grant purposes under the 1995 Stock Plan, 4,650,582 were available for award grant purposes under the Directors’ Plan, and 17,945,107 were available under the Purchase Plan, as of December 31, 2008. Subject to certain express limits of the 1995 Stock Plan, shares available under the 1995 Stock Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock. Pursuant to the 1995 Stock Plan, as amended and restated at the 2007 annual meeting, shares that are issued in respect of any full-value awards under the 1995 Stock Plan (awards other than options and stock appreciation rights with an exercise or base price that is no less than the fair market value of a share of common stock on the date the award is granted) counted as 1.75 shares until June 11, 2007 and 2.00 shares beginning on June 12, 2007 against the 1995 Stock Plan’s share limit. Shares issued in respect of full-value awards granted under the Directors’ Plan (awards other than options with an exercise price that is no less than the fair market value of a share of common stock on the date the award is granted) after the 2006 annual meeting count as 1.75 shares for every one share actually issued in connection with the award. This table does not reflect the additional shares that would be available under the 1995 Stock Plan if stockholders approve the 1995 Stock Plan proposal or the additional shares that would be available under the ESPP if stockholders approve the ESPP proposal. In addition, if stockholders approve the 1995 Stock Plan proposal, the ratio applicable to full-value awards granted under the 1995 Stock Plan after June 25, 2009 would be 1.75 shares for every share actually issued in connection with the award.

OUR EXECUTIVE OFFICERS

Executive officers are elected by and serve at the discretion of the Board of Directors. Set forth below is information regarding our executive officers as of April 2, 2009.

Name	Age	Position
Carol Bartz	60	Chief Executive Officer, President and Director
Jerry Yang	40	Chief Yahoo and Director
David Filo	42	Chief Yahoo
Blake Jorgensen	49	Chief Financial Officer
Aristotle Balogh	45	Chief Technology Officer and Executive Vice President of Products
Michael J. Callahan	40	Executive Vice President, General Counsel and Secretary
Hilary Schneider	48	Executive Vice President, Yahoo! North America
Michael A. Murray	52	Senior Vice President, Finance and Chief Accounting Officer

Ms. Bartz’s biography is set forth under the heading “Proposal No. 1 Election of Directors.”

Mr. Yang’s biography is set forth under the heading “Proposal No. 1 Election of Directors.”

Mr. Filo, a founder of Yahoo! and Chief Yahoo, has served as an officer of Yahoo! since March 1995, and served as a director of Yahoo! from its founding through February 1996. Mr. Filo is involved in guiding Yahoo!’s vision, is involved in many key aspects of the business at a strategic and operational level, and is a stalwart of the Company’s employee culture and morale. Mr. Filo co-developed Yahoo! in 1994 while working towards his Ph.D. in electrical engineering at Stanford University, and co-founded Yahoo! in 1995.

Mr. Jorgensen became Chief Financial Officer of Yahoo! in June 2007. Prior to joining the Company, Mr. Jorgensen was the Chief Operating Officer and Co-Director of Investment Banking at Thomas Weisel Partners, which he co-founded in 1998. From December 1998 to January 2002, Mr. Jorgensen served as a Partner and Director of Private Placement at Thomas Weisel Partners. From December 1996 to September 1998, Mr. Jorgensen was a Managing Director and Chief of Staff for the CEO and Executive Committee of Montgomery Securities and a Principal in the Corporate Finance Department of Montgomery Securities. Previously, Mr. Jorgensen worked as a management consultant at MAC Group/Gemini Consulting and Marakon Associates. Mr. Jorgensen holds a Bachelor’s degree from Stanford University and an M.B.A. from Harvard University.

Mr. Balogh became Chief Technology Officer of Yahoo! in February 2008 and Executive Vice President of Products in March 2009. Prior to joining Yahoo!, Mr. Balogh held various positions beginning in 1998 at VeriSign, Inc., a provider of Internet infrastructure services, where he was most recently Executive Vice President, Chief Technology Officer and Head of Global Product Design. Mr. Balogh holds an M.S.E. in Electrical and Computer Engineering and a B.S. in Electrical and Computer Science from John Hopkins University.

Mr. Callahan became Executive Vice President in April 2007 and has served as General Counsel and Secretary since September 2003. Mr. Callahan served as Senior Vice President from September 2003 to April 2007. Prior to that, Mr. Callahan served as Deputy General Counsel and Assistant Secretary from June 2001 to September 2003 and in various other positions in the Yahoo! legal department from December 1999 to June 2001. Prior to joining Yahoo! in December 1999, Mr. Callahan held positions with Electronics for Imaging Inc. and the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

Ms. Schneider has served as Executive Vice President, Yahoo! North America since June 2008. She served as Executive Vice President, Global Partner Solutions from August 2007 to June 2008 and as Senior Vice President, Marketplaces from September 2006 to August 2007. Prior to joining Yahoo!, Ms. Schneider held several positions with Knight-Ridder, Inc. (“Knight Ridder”) where she served as Vice President of Knight Ridder and CEO of Knight Ridder Digital, a subsidiary of Knight Ridder, from April 2002 to January 2005 before moving to co-manage the company’s overall newspaper and online business as Senior Vice President from January 2005 to June 2006. Before joining Knight Ridder, Ms. Schneider served as President and CEO of Red Herring Communications from 2000 to 2002. Ms. Schneider holds a Bachelor’s degree in Economics from Brown University and an M.B.A from Harvard University.

Mr. Murray has served as Senior Vice President, Finance since October 2004 and Chief Accounting Officer since December 2004. Prior to joining Yahoo!, Mr. Murray held several positions with Sun Microsystems, Inc., including Vice President, Global Financial Services and Treasurer from July 2002, Treasurer from July 2001 to June 2002 and Vice President Finance, Sun Services from April 1998 to July 2001.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The Company’s executive compensation arrangements are administered by the Compensation Committee of our Board of Directors. The Compensation Committee confers with the Board of Directors in determining the compensation for our Chief Executive Officer. In determining compensation for the other Named Executive Officers (as defined below), and as discussed in more detail below, the Compensation Committee considers, among other things, the recommendations of our Chief Executive Officer. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Executive Officers.

The Company’s general compensation arrangements are guided by the following principles and business objectives:

•	Our people strategy is to hire and retain top talent in an extremely competitive marketplace, especially for high-impact positions that directly contribute to stockholder value creation.

•	We target our resources toward the highest contributors by focusing on high-impact positions and differentiating at all levels based on performance.

•	We believe in broad-based equity compensation to align employee and stockholder interests, with greater equity ownership concentrated among those who have the greatest impact on performance.

The Company’s compensation philosophy for executive officers is designed according to these principles and is intended to achieve two principal objectives: (1) to provide a total compensation arrangement that enables the Company to attract and retain the key executive talent needed to achieve the Company’s business objectives, and (2) to link executive compensation to improvements in Company performance, increases in long-term stockholder value and individual performance and achievements.

Those individuals listed in the Summary Compensation Table in this proxy statement are referred to as the “Named Executive Officers.” As noted below, Carol Bartz became our Chief Executive Officer in January 2009. Her compensation arrangements are described below under “Compensation Committee Actions After Fiscal 2008.” Jerry Yang resigned as our Chief Executive Officer in January 2009 and returned to his former role as Chief Yahoo. Sue Decker resigned as our President effective April 1, 2009. On February 26, 2009, we announced that Blake Jorgensen, Chief Financial Officer of the Company, will be leaving the Company following a transition period.

Executive Compensation Program Objectives and Overview

Overview

In order to increase the performance of our business and create stockholder value, the Company must be able to respond rapidly to new technological developments and changing trends in the multiple worldwide businesses in which we compete. The broad scope and complexity of our business require specialized experience and talents in our executives. We also operate in a highly competitive executive labor market and face competitors of similar size and scale to the Company as well as new competitors and start-ups seeking to hire our executives to facilitate and speed their entry into, or expansion of, competing businesses.

Executive Compensation Programs

The Company’s current executive compensation program has three key components, which are designed to be consistent with the Company’s compensation philosophy and to reward executives based on individual and company performance: (1) base salary; (2) annual incentive cash bonuses; and (3) long-term stock awards, including stock options and restricted stock units. In structuring executive compensation arrangements, the Compensation Committee considers how each component promotes retention and rewards performance by the Company and the executive.

In order to attract and retain our key executives, the Company seeks to provide them with targeted “total direct compensation” above the 50th percentile of competitive market practice. As used in this discussion, the term “total direct compensation” means the executive’s base salary, annual cash bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined in accordance with customary grant-date valuation principles. While the Compensation Committee does not target compensation levels to specific bench-marks against the peer companies identified below, base salary levels are generally intended to be consistent with competitive market base salary levels. Performance-based compensation, such as bonus and long-term equity incentive opportunities, is generally targeted to make up a larger portion of each executive’s total direct compensation opportunity. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our executive performance is focused on long-term stockholder value creation. For this reason, the compensation arrangements for our executive officers are designed so that performance-based compensation constitutes the most substantial portion of each executive’s total direct compensation opportunity.

Other than our 401(k) plan, the Company does not provide any pensions or other retirement benefits for our executive officers, nor does it generally provide perquisites. In order to help attract and retain our key executives, and in order to help preserve the stability of our executive team, we provide our executive officers with certain severance protections as described below under “Change in Control Severance Benefits” and “Potential Payments Upon Termination or Change in Control.”

2008 Compensation Arrangement with Mr. Yang

Mr. Yang is a founder and one of the Company’s largest individual stockholders (based on beneficial ownership of the Company’s common stock during 2008). Given the value of Mr. Yang’s existing equity stake in the Company and the fact that a substantial portion of Mr. Yang’s net worth is dependent upon the value of the Company’s common stock, the Compensation Committee and Mr. Yang agreed that it would be appropriate to continue to pay him a base salary of $1 for his services to the Company as its Chief Executive Officer during 2008. Mr. Yang did not receive an annual bonus or any equity grant from the Company during 2008.

Independent Consultant and Peer Group

The Compensation Committee’s practice has been to retain independent compensation consultants to provide advice in carrying out the Compensation Committee’s responsibilities. For 2008, the Compensation Committee retained the consulting firm of Frederic W. Cook & Co., Inc. for this purpose. Frederic W. Cook & Co. advised the Compensation Committee with respect to trends in executive compensation, selection of peer companies, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. In setting compensation levels, the Compensation Committee considers peer company data obtained and evaluated by Frederic W. Cook & Co., and also considers compensation survey data compiled from the Mercer U.S. Benchmark Database—Executive Positions and data included in the Radford Executive Survey. The Compensation Committee reviews this information to inform its decisions on executive compensation arrangements, including the competitive reasonableness of the arrangements.

In consultation with Frederic W. Cook & Co., the Compensation Committee considered compensation data for the following companies for 2008: Amazon.com Inc., Adobe Systems Incorporated, Apple Inc., eBay Inc., Electronic Arts Inc., EMC Corporation, Expedia, Inc., Google Inc., IAC/InterActiveCorp, Intuit Inc., Juniper Networks, Inc., Microsoft Corporation, NetApp, Inc., News Corp., Oracle Corporation, QUALCOMM Incorporated, SAP AG, Sun Microsystems, Inc., Symantec Corporation, Time Warner Inc., Viacom Inc., and The Walt Disney Company. We refer to this group of companies as our “peer group” or our “peer companies” for 2008. The peer group companies are selected because, in a broad sense, they have technology and/or media components of their businesses that are similar to the Company’s business and they share similar market capitalization and other financial characteristics with the Company. However, given the breadth of the Company’s business and the rapidly changing environment in which the Company competes, it is very difficult to identify directly comparable companies. Each peer group company is comparable to the Company in certain respects or areas of our business but not others. Factors such as whether the founders run the company or outside executives have been hired also affect executive compensation comparisons among peer companies, as well as the way that the companies structure their top-management organizations. The Compensation Committee believes that the nature of our business and the environment in which we operate requires flexibility in setting compensation based on a consideration of all facts and circumstances with respect to each executive. As a result, the Compensation Committee does not base its decisions on targeting compensation to specific bench-marks against the peer group. Instead, the role of peer group compensation data is to generally inform the Compensation Committee regarding competitive pay levels.

In addition, in determining the compensation arrangement for Mr. Balogh upon his recruitment to the Company, the Compensation Committee considered input from Frederic W. Cook & Co., Inc., as well as input from Compensia, Inc., a compensation consulting firm that was retained by management to provide assistance in preparing recommendations for Mr. Balogh’s arrangement.

Current Executive Compensation Program Elements

Base Salaries

The Company provides base salaries to executive officers primarily to provide them with a minimum fixed level of cash compensation each year. Salaries for our Named Executive Officers are generally reviewed by the Compensation Committee on an annual basis. As noted above, base salary levels are generally intended to be consistent with competitive market base salary levels but are not specifically targeted or “bench-marked” against any particular company or group of companies. The Compensation Committee sets base salaries so that the most substantial portion of the executives’ total direct compensation remains dependent on performance-based annual bonuses and long-term equity awards. In setting specific salary levels for each Named Executive Officer and the Company’s other executive officers, the Compensation Committee considers and assesses, among other factors, the executive’s scope of responsibility, prior experience, past performance, advancement potential, impact on results, salary relative to other executives in the Company, and relevant competitive data.

On March 3, 2008, the Compensation Committee increased the annual base salary level of Mr. Jorgensen from $450,000 to $500,000 and of Mr. Callahan from $360,000 to $420,000. The Compensation Committee determined that these increases were appropriate based on its general assessment of individual merit and the factors noted above. Mr. Balogh’s annual base salary was set at $550,000 upon his joining the Company in February 2008. Although Mr. Balogh’s salary was above the median level for comparable positions with the peer companies, the Compensation Committee determined that this salary level was appropriate in light of the critical nature of his position as Chief Technology Officer to the Company’s success, his specific qualifications for the position, and to successfully recruit him in the competitive market.

Annual Cash Bonuses

The Compensation Committee has historically retained flexibility and discretion in determining executive bonuses, rather than establishing specific quantitative Company or individual performance objectives that must be achieved in order for a Named Executive Officer to earn an annual bonus. The Compensation Committee’s decision regarding the annual bonus to be paid to each Named Executive Officer has generally been subjective. Factors considered by the Compensation Committee when determining the annual bonus to be paid to a Named Executive Officer are the Company’s overall financial performance, achievement of strategic operating objectives, each Named Executive Officer’s individual performance during the year, and (for Named Executive Officers other than the Chief Executive Officer) the general recommendations and performance evaluations of the Chief Executive Officer. The members of the Compensation Committee have frequent interaction with all of the Named Executive Officers throughout the year and form their own views on the executives’ performance throughout the year, which helps inform their decisions on the Named Executive Officers’ annual bonuses.

For 2008, the Compensation Committee believed that it was appropriate to retain this discretionary approach to determining executive bonuses in light of the uncertainty caused by Microsoft’s proposals to acquire all or a portion of the Company, the 2008 proxy contest and related matters. Accordingly, bonus decisions for 2008 were the result of the Compensation Committee’s overall assessment of the performance of the Company and each individual Named Executive Officer during the year and not related to any single specific performance goal or achievement. As described below under “Compensation Committee Actions After Fiscal 2008,” the Compensation Committee adopted a new annual cash bonus plan for 2009 under which specific performance goals will be used to determine the parameters for any 2009 bonuses awarded to our executive officers.

Another factor considered by the Compensation Committee in making its 2008 bonus decisions for the Named Executive Officers is the percentage at which the Company’s management incentive bonus plan was funded for the year. The management incentive bonus plan is maintained by the Company for members of management other than the executive officers. Target bonuses are set as a percentage of salary for each level of participant, and then aggregate earned awards are determined based on Company financial performance, and allocated based on individual performance. For 2008, the management incentive plan was funded at 60% of aggregate target awards. While the Company’s executive officers do not participate in the management incentive bonus plan, the Compensation Committee believes that the Named Executive Officers generally should not receive a greater percentage of their target bonuses than employees across the Company, and took the amount funded under the Company’s management incentive plan into account in determining the 2008 earned bonuses for the Named Executive Officers.

While there is no specific correlation between the levels of a Named Executive Officer’s prior year’s annual bonus or compensation to the current year’s annual bonus, the Compensation Committee also generally considers each Named Executive Officer’s compensation history, including bonus for the prior year, to help generally inform its decision making process.

In light of the challenges referenced above that the Company faced in 2008, and despite strong contributions by the executive team which included significant Company operating and strategic accomplishments during the year and the individual contributions noted below, the Compensation Committee determined that each Named Executive Officer should receive a 2008 bonus equal to 50% of his or her target bonus. Actual bonuses for 2008 were $611,250 for Ms. Decker, $250,000 for Mr. Jorgensen, $157,500 for Mr. Callahan, and $275,000 for Mr. Balogh.

The Company’s executive compensation review for 2008 took into account the following significant operating and strategic accomplishments during the year, which were directed at furthering our strategic objectives and were achieved through the leadership and oversight of our executive team:

•	Launched the next-generation of Yahoo! Mail, unifying email, instant messaging and mobile text messaging.

•	Expanded the availability of Yahoo! Search Assist, our patented search assistance technology.

•	Launched APT from Yahoo!, our new display advertising platform designed to simplify the process of buying and selling advertisements online.

•	Launched Y!OS, platforms designed to open Yahoo! to third-party developers and publishers and create innovative applications and user experiences that will run across the Yahoo! network and beyond.

•	Introduced a new open Web services platform, “Build your Own Search Service or Yahoo! Search BOSS,” that provides third party developers access to Yahoo! Search infrastructure and technology.

•	Introduced “SearchMonkey,” an open platform enabling publishers and developers to customize Yahoo! Search to provide richer, more relevant, and targeted search results for users.

The Compensation Committee also considered the following key points in considering the individual performance for each of the Named Executive Officers.

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In determining Ms. Decker’s bonus for 2008, the Compensation Committee also considered Ms. Decker’s role in helping to stabilize and improve the Company’s U.S. search market share and the launch of new products and platforms. As part of the compensation arrangement established for Ms. Decker in November 2007, her annual target bonus was 150% of her base salary.

•

In determining Mr. Jorgensen’s bonus for 2008, the Compensation Committee also considered that Mr. Jorgensen had helped manage the Company’s cost-reduction and cost-management programs and made significant contributions to the Company’s 2009 operating plan. Mr. Jorgensen’s annual target bonus is 100% of his base salary pursuant to his employment letter agreement with the Company.

•

In determining Mr. Callahan’s bonus for 2008, the Compensation Committee also considered that Mr. Callahan had managed a number of significant legal matters for the Company, including the successful conclusion for the Company of a number of litigation and regulatory matters. While Mr. Callahan does not have a formal target bonus percentage, the Compensation Committee determined Mr. Callahan’s actual bonus for 2008 ($157,500) so that it was fair on a relative basis compared to bonuses payable at 50% of target to the other Named Executive Officers.

•

In determining Mr. Balogh’s bonus for 2008, the Compensation Committee also considered Mr. Balogh’s contributions in streamlining and improving productivity in the Company’s technology and product departments, as well as helping to manage costs in these functions, reorganizing his management team, and developing new technologies for the Company’s consumers and advertisers. Mr. Balogh’s annual target bonus is 100% of his base salary, which was determined to be consistent with the peer group median.

In February 2008, the Compensation Committee also awarded Mr. Balogh a sign-on bonus of $100,000 upon his commencing employment with the Company and approved the payment by the Company of certain relocation expenses not covered under the Company’s relocation policy. These bonuses were negotiated with Mr. Balogh in connection with his joining the Company and were determined by the Compensation Committee to be appropriate in light of Mr. Balogh’s qualifications and, as noted above, the critical nature of his position to the Company’s success.

Long-Term Incentive Equity Awards

In the past, the Company has relied on long-term equity awards as a key element of compensation for our executive officers so that a substantial portion of their total direct compensation is tied to increasing the market value of our Company. The Company has historically made annual grants of stock options and restricted stock unit awards to align our executives’ interests with those of our stockholders, to promote executives’ focus on the long-term financial performance of the Company, and, through staggered grants with extended time-based vesting requirements, to enhance long-term retention. As described below, the Company did not grant equity awards to any of the Named Executive Officers (other than Mr. Balogh) in 2008 and has restructured its equity award grant program for 2009.

In determining the size of equity-based awards, the Compensation Committee considers competitive grant values for comparable positions as well as various subjective factors primarily relating to the responsibilities of the individual executive, past performance, and the executive’s expected future contributions and value to the Company. The Compensation Committee also considers the executive’s historic total compensation, including prior equity grants and exercise history, as well as the number and value of shares owned by the executive or which continue to be subject to vesting under outstanding equity grants previously made to such executive. In addition, the Compensation Committee examines the quantity and type of equity incentives held by each executive relative to the other executive officers’ equity positions and their tenure, responsibilities, experience and value to the Company.

Stock Options. The Company has historically made a substantial portion of its long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the closing price of our common stock on the grant date. As a result, the Named Executive Officers will only realize actual, delivered compensation value if our stockholders realize value through stock price appreciation after the date of grant of the options. The stock options also function as a retention incentive for our executives as they generally vest in installments over a period of four years after the date of grant.

Restricted Stock Units. The Company also grants long-term incentive awards to Named Executive Officers in the form of restricted stock units that are subject to performance-based or time-based vesting requirements. Performance-based restricted stock units vest if certain performance goals established by the Compensation Committee are met and are thus designed to maximize the Company’s performance for a particular period. Time-based units that vest only if the executive continues employment with the Company provide a more predictive value and thus have value as a retention incentive. Vested performance- and time-based restricted stock units are payable in shares of our common stock and thus, in each case, further link recipients’ interests with those of our stockholders. Under customary grant-date valuation principles, the grant-date value of a stock option is generally less than the grant-date value of a restricted stock unit covering an equal number of shares. Thus, fewer restricted stock units can be awarded (when compared with stock options) to convey the same grant-date value for these purposes. The Compensation Committee considers these distinctions to help minimize the dilutive effects of the awards on the Company’s stockholders generally.

2008 Grants. In 2008, the Company did not grant equity awards to any of the Named Executive Officers (other than Mr. Balogh). The Compensation Committee believed it was not appropriate to make new grants to executives in light of the uncertainty caused by Microsoft’s proposals to acquire all or a portion of the Company, the 2008 proxy contest and related matters, as well as its belief that awards previously granted to the Named Executive Officers in prior years continued in 2008 to provide an appropriate level of incentives. In February 2008, the Compensation Committee approved grants of stock options and time-vested restricted stock units to Mr. Balogh in connection with his hiring by the Company. These grants were negotiated with Mr. Balogh in connection with his joining the Company and were determined by the Compensation Committee to be appropriate in light of Mr. Balogh’s qualifications and, as noted above, the critical nature of his position to the Company’s success. The material terms of these grants are described below under “Grants of Plan-Based Awards—Fiscal 2008” and the accompanying narrative description.

Grant Practices. The Compensation Committee has adopted procedures providing that new hire and retention equity awards may be made to employees, including executive officers, by the Compensation Committee only at regularly scheduled meetings on or around the 25th of each month except March, June, September and December. This schedule is designed so that awards are not granted during the period commencing on the first day of the last month of each quarter and ending two business days after the Company’s quarterly earnings release.

The Company does not have any program, plan or practice to time the grant of equity-based awards to our executives in coordination with the release of material non-public information. All equity grants are made under the Company’s stock plan, which is approved by the stockholders. The per share exercise price of stock options cannot be less than the closing sale price of the Company’s common stock on the grant date.

Change in Control Severance Benefits

On February 12, 2008, the Compensation Committee approved two change-in-control severance plans (the “Change-in-Control Severance Plans”) that together cover all full-time employees of the Company, including each of the Named Executive Officers.

The Compensation Committee believes that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty regarding the continued employment of our executives and other key employees. The Change-in-Control Severance Plans are designed to help retain the Company’s employees, maintain a stable work environment and provide certain economic benefits to the employees in the event their employment is actually or constructively terminated in connection with a change in control of the Company. The material terms of the Change-in-Control Severance Plans are described below in the section entitled “Potential Payments upon Termination or Change in Control.”

In December 2008, the Company amended the Change-in-Control Severance Plans in connection with the settlement of certain stockholder litigation. The amendments reduced the period following a change in control in which a termination of employment would trigger severance benefits under the plans from two years to one year and reduced the scope of the definitions of “good reason” and “change in control” under the plans. The amendments also provide the Board the ability, subject to certain limitations, to terminate or amend the plans prior to a change in control and provide that certain disputes under the plans will be subject to binding arbitration. These amendments did not increase the potential benefits to participants under these plans. Also, the plans do not provide for payment of benefits (accelerated vesting of equity awards, severance, or otherwise) to employees if they continue to be employed following a change-in-control transaction. Benefits are provided only on a “double-trigger” basis, which means that there must be both a change-in-control of the Company and a termination of the participant’s employment in the circumstances described above. Furthermore, the plans do not provide tax gross-ups for potential excise or other taxes on the benefits that may be paid.

Compensation Committee Actions After Fiscal 2008

Compensation Arrangements for Ms. Bartz

On January 13, 2009, the Company entered into an employment agreement with Ms. Bartz to serve as our Chief Executive Officer. The initial term of the agreement is four years and may be extended by mutual agreement thereafter. The agreement provides that Ms. Bartz will receive an annual base salary of $1,000,000, subject to annual review for increases, and will be eligible to receive an annual bonus with a target amount of 200% of base salary and a maximum amount of two times the target amount. The actual amount of the annual bonus will be determined by the Compensation Committee based upon the performance of both the Company and Ms. Bartz for the relevant year.

Ms. Bartz was also granted an option to purchase 5,000,000 shares of the Company’s common stock at a per-share exercise price of $11.73 (the closing price on the grant date) and a maximum term of seven years (the “Inducement Option”). Vesting of the Inducement Option will be dependent on whether the average closing prices for the common stock exceeds certain levels that range from 150% to 300% ($17.60 to $35.19) of Yahoo!’s closing stock price on the date of grant of these options for twenty consecutive trading days prior to January 1, 2013 (or the price immediately preceding a change in control of the Company if it occurs pursuant to an agreement signed before that date). Any shares acquired by Ms. Bartz upon exercise of the Inducement Option must be held until January 1, 2013, except in the event of her death or a change in control.

In addition, to compensate Ms. Bartz for the forfeiture of the value of equity grants and post-employment medical coverage from her previous employer, the agreement provided for an equity grant with a grant-date value of $10,000,000, payable 25% in cash and 75% in restricted stock, which will vest and be settled in equal and proportionate quarterly installments in 2009 (the “Make-Up Grant”). The Make-Up Grant is subject to certain clawback provisions in the event of a termination of Ms. Bartz’s employment by the Company for cause or by Ms. Bartz without good reason (as those terms are defined in the agreement) during the term of the agreement. Pursuant to the agreement, on February 25, 2009, Ms. Bartz was also granted stock options and restricted stock units for 2009 with a grant-date value of approximately $8,000,000.

Under the agreement, either party may terminate Ms. Bartz’s employment at any time. On any termination, other than a termination by the Company for cause or by Ms. Bartz without good reason, she will receive a lump-sum payment equal to one times her base salary and target bonus, plus a prorated bonus for the year in which the termination occurs. In addition, she will be entitled to: (a) full vesting of the Make-Up Grant; (b) vesting of a pro-rata portion of the Inducement Option based on achievement of the stock price levels and a service fraction with a numerator equal to actual months of service plus 12 months and a denominator of 48 months; (c) treatment of other grants during the term of the agreement, including annual grants, in accordance with their terms but with a minimum pro-rata vesting based on service during the vesting period (plus credit for an additional 12 months of service with respect to the 2009 annual grant); and (d) options will be exercisable for 12 months after termination (with those options vesting in the last 90 days of such 12-month period being exercisable for 90 days after the vesting date).

Upon termination of Ms. Bartz’s employment by the Company without cause or by Ms. Bartz for good reason at or within two years after a change in control (as defined in the agreement), she will receive the same payments, benefits and treatment as described in the preceding paragraph, except that: (a) the lump-sum payment will be equal to two times her base salary and target bonus, and (b) her 2009 annual grants will fully vest (with performance-based grants vesting on the basis of actual performance for past periods and at target for future periods).

Ms. Bartz’s right to receive the severance benefits described above is subject to her executing a release of claims in favor of the Company. Ms. Bartz would not be entitled to any tax gross-ups in the event of a change in control, but may voluntarily have her benefits reduced if the reduction would result in her receiving a higher after-tax amount.

Adoption of New Executive Incentive Programs

In February 2009, the Compensation Committee approved a new annual cash bonus plan for senior executives of the Company, the Yahoo! Executive Incentive Plan (the “EIP”). Each participant in the EIP is assigned a target bonus percentage each year that is expressed as a percentage of the participant’s annual base salary. The aggregate bonus pool available under the EIP for a particular year will equal the aggregate amount of the participants’ target bonus opportunities, multiplied by a factor that may range from 50 percent to 200 percent based on Yahoo!’s operating cash flow (as defined in the EIP) results for that year as a percentage of an operating cash flow target set by the Compensation Committee for the year. An individual participant’s bonus will be based 70 percent on Company performance and 30 percent on individual performance. The individual performance component of a participant’s bonus will be determined by the Compensation Committee with respect to executive officers of the Company and by management with respect to the other participants in the EIP, except that in no event will the total amount of bonuses paid under the EIP for a particular year exceed the aggregate bonus pool for that year. A participant generally must remain employed by the Company until EIP bonuses are actually paid in order to be eligible for a bonus.

The Compensation Committee also approved long-term incentive equity awards in February 2009, including awards to Ms. Bartz and Messrs. Balogh and Callahan, consisting of stock options and restricted stock units subject to time-based vesting requirements, and two types of restricted stock units that vest based on the Company’s achievement of certain performance goals. The performance- based restricted stock units subject to the first type of performance award generally will vest on the third anniversary of the grant date based on the Company’s attainment of certain annual operating cash flow targets as well as the executive’s continued employment through that vesting date. The performance-based restricted stock units subject to the second type of performance award generally will vest following the third anniversary of the grant date based on the Company’s attainment of certain levels of total stockholder return relative to the returns for the NASDAQ 100 Index companies as well as the executive’s continued employment through that vesting date. For each executive, the grant-date fair value of the stock options, the time-based restricted stock units and the two types of performance-based restricted stock units each comprised approximately 25% of the aggregate grant-date value (determined using customary grant-date valuation principles) of the executive’s entire award.

Stock Ownership Program

As described above, the Company believes that in order to align the interests of our executive officers with those of our stockholders, executive officers should have a financial stake in the Company. The Company’s policy is that the Chief Executive Officer of the Company should own a minimum of 5,000 shares of Company common stock, and each of the other executive officers of the Company should own a minimum of 3,000 shares of Company common stock. Executive officers are required to retain 100% of any of their shares of restricted stock that become vested until such ownership levels have been achieved.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its chief executive officer and certain of its other executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders.

The Company and the Compensation Committee review and consider the deductibility of executive compensation under Section 162(m). The Company believes that the realized gains on nonqualified stock options at the time of exercise are fully deductible under the terms of the Company’s stockholder-approved stock plan. In addition, the Company and the Compensation Committee generally structure performance-based grants of restricted stock units to qualify for deductibility in accordance with 162(m). The Company’s annual cash bonuses do not satisfy the requirements of Section 162(m) given the importance to the Company of preserving flexibility for the Compensation Committee to make final bonus determinations after the related fiscal year has been completed, when it is in the best position to assess Company performance and make distinctions based on individual performance and contributions. The Company intends to retain this flexibility to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy, and the Company’s best interests. We therefore may from time to time pay compensation to our executive officers that may not be deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis Section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis Section be included in this proxy statement.

Compensation Committee of the Board of Directors

Arthur H. Kern (Chair)

Frank J. Biondi, Jr.

Ronald W. Burkle

Summary Compensation Table—Fiscal Years 2006 - 2008

The following table sets forth certain information concerning the compensation for fiscal years 2006, 2007 and 2008 for each of the Named Executive Officers. An explanation of the amount of salary and bonus in proportion to total compensation is provided under “Compensation Discussion and Analysis—Executive Compensation Program Objectives and Overview.” Amounts shown in the columns titled “Stock Awards” and “Option Awards” in the table below reflect the Company’s accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock unit award or by exercising stock options). The table titled “Option Exercises and Stock Vested—Fiscal 2008” included in this proxy statement sets forth information regarding the financial benefit, if any, realized by each Named Executive Officer upon exercise or vesting of equity awards in 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jerry Yang(4)	2008	1	0	0	0	0	N/A	0	1
Former Chief Executive Officer	2007	1	0	0	0	0	N/A	0	1

Blake Jorgensen(5)	2008	487,500	250,000	1,222,197	977,741	0	N/A	4,175	2,941,613
Chief Financial Officer	2007	261,058	405,000	513,644	416,162	0	N/A	4,025	1,599,889

Susan L. Decker(6)	2008	815,000	611,250	4,500,384	9,417,245	0	N/A	27,220	15,371,099
Former President	2007	657,500	1,100,250	3,272,050	9,762,414	0	N/A	33,510	14,825,724
	2006	500,000	0	4,833,646	9,734,140	850,000	N/A	41,937	15,959,723

Aristotle Balogh(7)	2008	475,000	375,000	1,392,333	663,260	0	N/A	369,886	3,275,479
Chief Technology Officer and Executive Vice President of Products

Michael J. Callahan	2008	405,000	157,500	2,116,131	1,887,952	0	N/A	4,175	4,570,758
Executive Vice President,	2007	351,250	225,000	2,026,421	1,970,721	0	N/A	4,175	4,577,567
General Counsel and Secretary	2006	325,000	200,000	1,058,904	1,499,189	0	N/A	4,050	3,087,143

(1)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year for awards of restricted stock and/or restricted stock units granted to each of the Named Executive Officers in the year specified as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No Named Executive Officers forfeited any stock awards during 2008. For additional information on grants made during 2008, refer to Note 12 of the Yahoo! consolidated financial statements in the 2008 Form 10-K. For information on the valuation assumptions with respect to grants made prior to 2008, refer to the note on Employee Benefits in Yahoo!’s consolidated financial statements in the Form 10-K for the respective year. See “Grants of Plan-Based Awards—Fiscal 2008” for information on stock awards granted in 2008.

(2)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year for stock options granted to each of the Named Executive Officers in the year specified as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No Named Executive Officers forfeited any option awards during 2008. For additional information on grants made during 2008, refer to Note 12 of the Yahoo! consolidated financial statements in the 2008 Form 10-K. For information on the valuation assumptions with respect to grants made prior to 2008, refer to the note on Employee Benefits in Yahoo!’s consolidated financial statements in the Form 10-K for the respective year. See “Grants of Plan-Based Awards—Fiscal 2008” for information on stock awards granted in 2008.

(3)	In 2008, represents for Ms. Decker, car services of $23,045, Company contributions under the Company’s 401(k) plan of $3,875 and group term life insurance premiums valued at $300; for Mr. Jorgensen, Company contributions under the Company’s 401(k) plan of $3,875 and group term life insurance premiums valued at $300; for Mr. Balogh, group term life insurance premiums valued at $275; and for Mr. Callahan, Company contributions under the Company’s 401(k) plan of $3,875 and group term life insurance premiums valued at $300. The amount for Mr. Balogh also includes payment by the Company of $231,665 in connection with his relocation to the Sunnyvale, California area, as well as reimbursement for $137,946 for taxes incurred in connection with these payments.

(4)	Mr. Yang resigned as Chief Executive Officer of the Company effective January 13, 2009 and returned to his former role as Chief Yahoo.

(5)	On February 26, 2009, the Company announced that Mr. Jorgensen will be leaving the Company after remaining for a transition period.

(6)	Ms. Decker resigned as President of the Company effective April 1, 2009.

(7)	Mr. Balogh commenced employment with the Company on February 6, 2008. The amount reported in the “Bonus” column for Mr. Balogh includes, in addition to his $275,000 annual bonus for fiscal 2008, a sign-on bonus of $100,000 pursuant to his employment letter agreement as described below.

Grants of Plan-Based Awards—Fiscal 2008

The following table shows all plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2008 and certain outstanding awards that were modified during the fiscal year. As noted above in the section entitled “Compensation Discussion and Analysis,” the Company did not grant equity awards to any of the Named Executive Officers (other than Mr. Balogh) in 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jerry Yang	N/A
Blake Jorgensen	N/A
Susan L. Decker	N/A
Aristotle Balogh
Stock Options	2/26/2008								425,000	28.22	3,093,065
Restricted Stock Units	2/26/2008							25,000			705,500
Restricted Stock Units	2/26/2008							150,000			4,233,000
Michael J. Callahan	N/A

(1)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock or restricted stock unit award). The value of a stock award or option award is generally based on the fair value as of the grant date of such award determined pursuant to SFAS 123R, except as otherwise noted. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 12 of the Yahoo! consolidated financial statements in the 2008 Form 10-K, as filed with the SEC.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Fiscal 2008 Table

Employment Agreements

In May 2007, the Company entered into an employment letter agreement with Mr. Jorgensen, our Chief Financial Officer. The agreement provides for an initial annual base salary of $450,000, subject to annual review, and a target annual cash bonus equal to 100% of his base salary. The agreement is for at-will employment and does not provide a specified term.

In January 2008, the Company entered into an employment letter agreement with Mr. Balogh, our Chief Technology Officer. The agreement provides for an annual base salary of $550,000, subject to annual review, and a target annual cash bonus equal to 100% of his base salary. The agreement also provides for Mr. Balogh to receive a sign-on bonus of $100,000 and relocation assistance up to a maximum of $450,000. The agreement also provides for the awards of options and restricted stock units listed in the table above. The agreement is for at-will employment and does not provide a specified term.

Equity-Based Awards

Each of the equity-based awards reported in the “Grants of Plan-Based Awards—Fiscal 2008” table was granted under, and is subject to, the terms of our 1995 Stock Plan. The 1995 Stock Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the 1995 Stock Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 1995 Stock Plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws.

Under the terms of the 1995 Stock Plan, if there is a change in control of Yahoo!, each Named Executive Officer’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable. Any options that are vested at the time of the change in control (including options that become vested in connection with the change in control) generally must be exercised within 30 days after the optionee receives notice of the acceleration.

Stock Options. Mr. Balogh was granted a stock option in connection with his commencing employment with the Company in February 2008. The option covers 425,000 shares of our common stock and is scheduled to vest 25% on the first anniversary of the grant date, with the remainder being scheduled to vest in six equal semi-annual installments over the three-year period thereafter. The option has a per-share exercise price equal to the closing price of our common stock on the grant date and a maximum term of seven years.

Stock Awards. Mr. Balogh was also granted two awards of restricted stock units in connection with his commencing employment with the Company in February 2008. His award of 150,000 restricted stock units is scheduled to vest with respect to two-thirds of the award on the second anniversary of the grant date and with respect to the remaining one-third of the award on the third anniversary of the grant date. His award of 25,000 restricted stock units is scheduled to vest in annual installments on each of the first three anniversaries of the grant date.

Subject to Mr. Balogh’s continued employment with the Company, each of the restricted stock unit awards is payable in shares of the Company’s common stock on a one-for-one basis following the vesting date.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2008. In each case, vesting is conditioned upon the Named Executive Officer’s continuous employment through the applicable vesting date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jerry Yang	500,000	0			4.62	10/2/2011
	800,000	0			8.23	12/11/2012

Blake Jorgensen	159,375	265,625	(3)		24.68	7/25/2014
	12,500	37,500	(4)		23.03	8/27/2014
							125,000	(5)	1,525,000
							16,650	(6)	203,130

Susan L. Decker	1,000,000	0			69.75	6/13/2010
	250,000	0			30.00	10/13/2010
	445,000	0			13.28	1/12/2011
	125,000	0			7.18	4/25/2012
	166,667	0			7.83	6/20/2012
	700,000	0			8.23	12/11/2012
	250,000	0			20.58	12/10/2013
	150,000	0			37.08	12/16/2014
	550,000	0			34.75	2/1/2015
	93,750	31,250	(7)		40.68	12/20/2012
	900,000	1,200,000	(8)		31.59	5/31/2013
	150,000	150,000	(9)		26.20	11/28/2014
							110,000	(10)	1,342,000

Aristotle Balogh		425,000	(11)		28.22	2/26/2015
							25,000	(12)	305,000
							150,000	(13)	1,830,000

Michael J. Callahan	60,000	0			83.28	12/14/2009
	7,500	0			95.88	3/21/2010
	34,000	0			52.75	7/11/2010
	82,500	0			30.00	10/13/2010
	78,750	0			20.58	12/10/2013
	65,000	0			37.08	12/16/2014
	33,333	66,667	(14)		34.75	2/1/2015
	22,500	7,500	(7)		40.68	12/20/2012
	132,000	198,000	(15)		31.59	5/31/2013
	0	150,000	(16)		32.12	2/26/2014
	37,500	112,500	(4)		23.03	8/27/2014
							73,000	(17)	890,600
							50,000	(18)	610,000
							50,000	(6)	610,000

(1)	In accordance with the terms and conditions applicable to the award, each option generally is subject to earlier termination in connection with a termination of the award holder’s employment.

(2)	Value is based on the closing price of Yahoo! common stock of $12.20 on December 31, 2008, as reported on the NASDAQ Global Select Market.

(3)	20% of these securities will become exercisable semi-annually through June 4, 2011.

(4)	33.3% of these securities will become exercisable annually through August 27, 2011.

(5)	100% of these restricted stock units will vest on July 25, 2010.

(6)	100% of these restricted stock units will vest on August 27, 2009.

(7)	50% of these securities were scheduled to become exercisable on each of June 20, 2009 and December 20, 2009. However, these options terminated in 2009 in connection with the termination of Ms. Decker’s employment.

(8)	50% of these securities were scheduled to become exercisable on each of May 31, 2009 and May 31, 2010. However, these options terminated in 2009 in connection with the termination of Ms. Decker’s employment.

(9)	50% of these securities will become exercisable on each of October 15, 2009 and October 15, 2010. However, these options terminated in 2009 in connection with the termination of Ms. Decker’s employment.

(10)	100% of these restricted stock units were scheduled to vest on October 15, 2009. However, these restricted stock units were forfeited in 2009 in connection with the termination of Ms. Decker’s employment.

(11)	25% of these securities became exercisable on February 6, 2009, and 12.5% of these securities will become exercisable semi-annually over the three year period thereafter.

(12)	33.3% of these restricted stock units will vest annually through February 26, 2011.

(13)	66.7% of these restricted stock units will vest on February 26, 2010, and 33.3% of these restricted stock units will vest on February 26, 2011.

(14)	100% of these securities became exercisable on February 1, 2009.

(15)	33.3% of these securities will become exercisable on May 31, 2009, and 66.7% of these securities will become exercisable on May 31, 2010.

(16)	100% of these securities will become exercisable on February 26, 2011.

(17)	100% of these restricted stock units will vest on May 31, 2009.

(18)	100% of these restricted stock units will vest on February 26, 2010.

Option Exercises and Stock Vested—Fiscal 2008

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jerry Yang	0	0	0	0
Blake Jorgensen	0	0	0	0
Susan L. Decker	0	0	285,000	5,888,050
Aristotle Balogh	0	0	0	0
Michael J. Callahan	0	0	50,000	1,188,750

(1)	The value realized equals the fair market value of Yahoo! common stock on the vesting date, multiplied by the number of shares/units that vested.

Potential Payments Upon Termination or Change in Control

As noted above in the section entitled “Compensation Discussion and Analysis,” the Compensation Committee approved two Change-in-Control Severance Plans on February 12, 2008 that, together, cover all full-time employees of the Company, including each of the Named Executive Officers currently employed by the Company. Also as noted in the Compensation Discussion and Analysis section above, these plans were amended in December 2008.

The Change-in-Control Severance Plans, as amended, provide that if an eligible employee’s employment with the Company is terminated by the Company without “cause” or by the employee for “good reason” (as these terms are defined in the applicable Change in Control Severance Plan) within one year after a change in control of the Company, the employee will generally be entitled to receive the following severance benefits:

•

Continuation of the employee’s annual base salary, as severance pay, over a designated number of months following the employee’s severance date. The number of months will range from four months to 24 months, depending on the employee’s job level.

•

Reimbursement for outplacement services for 24 months following the employee’s severance date, subject to a maximum reimbursement that ranges from $3,000 to $15,000, depending on the employee’s job level.

•	Continued medical group health and dental plan coverage for the period the employee receives severance pay.

•

Accelerated vesting of all stock options, restricted stock units and any other equity-based awards previously granted or assumed by the Company and outstanding as of the severance date, unless otherwise set forth in the applicable award agreement for grants or awards made after February 12, 2008.

The number of months used to calculate the severance benefit under the Change-in-Control Severance Plans for each Named Executive Officer is 24 months and the outplacement benefit applicable to each Named Executive Officer is $15,000. The Change-in-Control Severance Plans do not provide tax gross-ups for potential excise or other taxes on the benefits that may be paid.

Payment of the foregoing severance benefits is conditioned upon the employee’s execution of a release of claims in favor of the Company and compliance with the employee’s confidentiality, proprietary information and assignment of inventions obligations to the Company.

A “change in control” would generally be triggered under the Change-in-Control Severance Plans by a person or group of persons acquiring more than 40% of the Company’s voting stock, consummation of certain mergers and other transactions where the Company’s stockholders owned less than 50% of the surviving entity, a liquidation of the Company, or consummation of a sale of all or substantially all of the Company’s assets. A sale of the Company’s search business would not constitute a change in control.

The following chart presents the Company’s estimate of the amount of the severance benefits to which each of the Named Executive Officers who are currently employed by the Company would be entitled under the Change-in-Control Severance Plans if his employment terminated under the circumstances described above following a change in control of the Company, and assuming for purposes of this illustration that the termination of employment occurred on December 31, 2008.

Name	Cash Severance ($)	Continuation of Health Benefits ($)	Outplacement Benefits ($)	Equity Acceleration ($)(1)	Total ($)
Jerry Yang	2	34,315	15,000	0	49,317
Blake Jorgensen	1,000,000	23,466	15,000	1,728,130	2,766,596
Aristotle Balogh	1,100,000	34,315	15,000	2,135,000	3,284,315
Michael J. Callahan	840,000	34,315	15,000	2,110,600	2,999,915

(1)	This column reports the intrinsic value of the unvested portions of each executive’s awards that would accelerate in these circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on December 31, 2008 ($12.20) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock and restricted stock unit awards, this value is calculated by multiplying the closing price of the Company’s common stock on December 31, 2008 by the number of shares or units subject to the accelerated portion of the award.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) consists of four non-employee directors, Mary Agnes Wilderotter, as chair, John H. Chapple, Vyomesh Joshi and Gary L. Wilson, each of whom the Board of Directors has determined to be an independent director under applicable SEC rules, the NASDAQ listing standards and the Company’s Guidelines. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors, which is available on our website, www.yahoo.com. From our main web page, first click on “Company Info” at the bottom of the page, then on “Corporate Governance” under the “Investor Relations” heading and then on “Audit Committee Charter.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (“independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During 2008, the Audit Committee met with the Company’s independent auditors, the senior members of the Company’s financial management team and the Company’s head of internal audit in separate private sessions to discuss any matters that the Audit Committee, the independent auditors, the head of internal audit or senior members of the Company’s financial management team believed should be discussed privately with the Audit Committee. The Audit Committee’s agenda is established by the Audit Committee’s chair and senior members of the Company’s financial management team. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s 2008 Annual Report on Form 10-K. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the Company’s audited consolidated financial statements, representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s 2008 Annual Report on Form 10-K filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors,

Mary Agnes Wilderotter (Chair)

John H. Chapple

Vyomesh Joshi

Gary L. Wilson

FEES FOR SERVICES RENDERED BY INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Set forth below are approximate fees (in millions) for services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees(1)	$8.6	$8.0
Audit-Related Fees(2)	0.3	0.2
Tax Fees(3)	1.2	1.3
All Other Fees	—	—

Total	$10.1	$9.5

(1)	Aggregate audit fees consist of fees billed or accrued for professional services rendered for the audit of Yahoo!’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation.

(2)	Audit-related fees consist of fees for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of Yahoo!’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for services rendered during the fiscal year for professional services related to federal, state and international tax compliance and planning, tax advice, assistance with tax audits and appeals and advice related to mergers and acquisitions.

The Audit Committee has adopted policies and procedures regarding pre-approval of permitted audit and non-audit services. Each year, management and the independent registered public accounting firm will jointly submit pre-approval requests of audit and non-audit services including associated budgeted fees. The Audit Committee will review the requests and approve the audit and non-audit services and budgeted amounts. The Audit Committee designated the Audit Committee Chair (currently Mrs. Wilderotter) to have the authority to pre-approve interim requests for certain additional non-audit services that were not contemplated in the annual pre-approval request. The Audit Committee Chair shall approve or reject any interim non-audit service requests and report any interim service pre-approvals at the following Audit Committee meeting.

All services provided by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2008 and December 31, 2007 were pre-approved by the Audit Committee.

RELATED PARTY TRANSACTION POLICY

Our Board of Directors has adopted a written Related Party Transaction Policy (the “Policy”). The purpose of the Policy is to describe the procedures used to identify, review, approve (or disapprove) and disclose, if necessary, any transaction or series of transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant and (iii) a related person has or will have a direct or indirect material interest. For purposes of the Policy, a related person is each member of the Board of Directors, each executive officer, any nominee for director, any security holder known to the Company to own of record or beneficially 5% or greater of any class of its voting securities or any immediate family member of any of the foregoing persons.

Once a related party transaction has been identified, the Audit Committee or another independent committee of the Board of Directors must review the transaction for approval or ratification, provided, however, that if in the Corporate Secretary’s judgment the related party transaction falls within one of the Audit Committee’s pre-approved categories, it need not be presented to the Audit Committee, but shall be deemed to have been approved by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee or other independent committee, as applicable, may consider all relevant facts and circumstances, including the following factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction and whether the terms are at least as favorable to the Company as those available from non-related parties;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders; and

•	any other matters the Audit Committee or other committee, as applicable, deems appropriate.

No director may participate in any discussion, approval or ratification of a transaction in which he or she is a related person, except that the director shall provide all material information concerning the transaction to the Audit Committee or such other designated independent committee for purposes of its review and may respond to reasonable questions from the Audit Committee or other independent committee, as applicable.

LEGAL PROCEEDINGS

In May 2007, two purported class actions were commenced by plaintiffs Ellen Brodsky and Manfred Hacker, asserting claims arising under the federal securities laws against the Company and certain individual defendants. These actions were ordered consolidated in the U.S. District Court for the Central District of California, and on December 21, 2007, a Consolidated Amended Complaint was filed against Yahoo! and certain individual defendants, including current and former officers and a former director and officer. Plaintiffs purport to represent a class of persons who purchased the Company’s common stock between April 8, 2004 and July 18, 2006. Plaintiffs allege that defendants engaged in a scheme to inflate the Company’s stock price by making false and misleading statements regarding the Company’s operations, financial results, and future business prospects in violation of Section 10(b) of the Exchange Act and SEC Rule 10b-5. Plaintiffs also allege that the individual defendants engaged in insider trading in violation of Section 20(A) of the Exchange Act, and as control persons are subject to liability under Section 20(A) of the Exchange Act. Plaintiffs seek compensatory damages, injunctive relief, disgorgement of alleged insider trading proceeds, and other equitable relief. On March 10, 2008, the Court granted defendants’ motion to transfer the action to the U.S. District Court for the Northern District of California. On October 7, 2008, the Court granted defendants’ motion to dismiss the Consolidated Amended Complaint with leave to amend. Plaintiffs filed their Second Amended Consolidated Complaint on December 19, 2008. On February 2, 2009, defendants filed a motion to dismiss, which is scheduled for hearing on April 23, 2009.

On June 14, 2007, a stockholder derivative action was filed in the U.S. District Court for the Central District of California by Jill Watkins against certain members of the Board and selected officers. The complaint filed by the plaintiff alleged breaches of fiduciary duties, corporate waste similar to the allegations in the Brodsky/Hacker class action litigation and violation of Section 10(b) of the Exchange Act, and Watkins agreed to coordinate her action with the federal class action litigation. On April 29, 2008, the federal court in Los Angeles granted defendants’ motion to transfer the Watkins action to the U.S. District Court for the Northern District of California, and declined to decide the plaintiff’s motion to amend the complaint. In January 2009, Watkins filed a new motion for leave to file an amended complaint seeking to substitute a new plaintiff, seeking to add a derivative claim alleging violations of Section 20A of the Exchange Act, seeking to add a class claim for alleged violations of Section 14(a) of the Exchange Act, and seeking to add a class claim for alleged breach of fiduciary duty.

On February 12, 2008, Congregation Beth Aaron filed a stockholder lawsuit in the California Superior Court, Santa Clara County, against Yahoo! Inc., members of the Board and selected former officers. This lawsuit was consolidated with other similar lawsuits, and on March 12, 2008, a Consolidated Amended Class Action and Derivative Complaint was filed, captioned In re Yahoo! Inc. Shareholder Litigation, in Santa Clara County Superior Court. The Consolidated Amended Class and Derivative Complaint alleges that the Board breached fiduciary duties in connection with Microsoft’s unsolicited proposal to acquire Yahoo!. The Consolidated Amended Class and Derivative Complaint sought declaratory and injunctive relief, as well as an award of plaintiffs’ attorneys’ fees and costs. This lawsuit was voluntarily dismissed by the plaintiff without prejudice and re-filed in the U.S. District Court for the Northern District of California on December 3, 2008. The complaint in this federal suit alleges claims for breach of fiduciary duty and corporate waste in connection with Yahoo!’s consideration of proposals by Microsoft to purchase all or a part of Yahoo!, adoption of change-in-control severance plans, and the June 12, 2008 agreement between Google Inc. and Yahoo!. The complaint also alleges claims under Section 14(a) of the Exchange Act for alleged false statements or omissions in Yahoo!’s June 9, 2008 proxy statement regarding the change-in-control severance plans and for control person liability under Section 20(a) of the Exchange Act, and alleges that the settlement by defendants in litigation in the Delaware Court of Chancery relating to Microsoft’s unsolicited offer to acquire the Company and the response thereto constitutes an independent breach of fiduciary duty. The complaint seeks unspecified compensatory damages, injunctive relief, and an award of plaintiffs’ attorneys’ fees and costs. Yahoo! filed its motion to dismiss on March 30, 2009, to which the individual defendants filed a joinder and moved for dismissal of the Section 20(a) claim. The hearing on the motion is scheduled for May 29, 2009.

NO INCORPORATION BY REFERENCE

In Yahoo!’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS

The Board of Directors has not received valid notice of any other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit your proxy as soon as possible by following the instructions provided in the Notice of Internet Availability or in the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials by mail.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being made available to stockholders by its authority.

By Order of the Board of Directors,

Michael J. Callahan

Executive Vice President, General Counsel and Secretary

Sunnyvale, California

April 29, 2009

Annex A

YAHOO! INC.

1995 STOCK PLAN

(as amended and restated on June 25, 2009)

1.	Purposes of the Plan. The purposes of this 1995 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. To accomplish the foregoing, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents and Performance-Based Awards (each as hereinafter defined). Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

Subject to approval of the amendments to the Plan reflected in this document by the Company’s stockholders at the Company’s 2009 Annual Meeting of stockholders, this version of the Plan is effective on and after the Effective Date, and Awards granted on or after the Effective Date shall be made under this version of the Plan and not under the Plan as previously in effect. For the terms and conditions of the Plan applicable to Awards granted under the Plan before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted.

2.	Definitions. As used herein, the following definitions shall apply:

“Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

“Applicable Laws” means any legal requirements of all state and federal laws, including without limitation securities laws and the Code, relating to the administration of stock incentive plans such as the Plan.

“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Performance-Based Awards (each as defined below).

“Award Agreement” has the meaning set forth in Section 21 of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” shall have such meaning as determined by the Administrator and set forth in the applicable Award Agreement. Unless otherwise expressly provided in the applicable Award Agreement, the determination of Cause with respect to an Award shall be made by the Administrator in its sole discretion.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

“Common Stock” means the common stock of the Company.

“Company” means Yahoo! Inc., a Delaware corporation.

“Consultant” means any person, but not including a Non-Employee Director, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services.

“Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other approved leave of absence, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless otherwise provided pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. For purposes of the Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant. If an entity ceases to be a Subsidiary of the Company, an interruption of Continuous Status as an Employee or Consultant shall be deemed to have occurred with respect to each Employee or Consultant in respect of such Subsidiary who does not continue as an Employee or Consultant in respect of the Company or another Subsidiary of the Company that continues as such after giving effect to the transaction or other event giving rise to the change in status. The Administrator shall be the sole judge of whether a Participant continues to render services for purposes of the Plan.

“Director” means a member of the Board.

“Dividend Equivalent” means a right granted under Section 13 of the Plan.

“Effective Date” means June 25, 2009.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of compensation by the Company for service as a Director does not, alone, constitute “employment” of the Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq Global Market and Nasdaq Global Select Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the date of determination (if for a given day no sales were reported, the closing sales price for a share of Common Stock for the next preceding day on which sales of Common Stock were reported shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is listed on the Nasdaq Stock Market (but not on the Nasdaq Global Market or Nasdaq Global Select Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator;

provided, however, that, as to Awards subject to laws other than the laws of the United States, the Administrator may adopt a different methodology for determining Fair Market Value with respect to one or more such Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“Full-Value Award” means any Award under the Plan other than an Option or a Stock Appreciation Right.

“Good Reason” shall have such meaning as determined by the Administrator and set forth in the applicable Award Agreement. Unless otherwise expressly provided in the applicable Award Agreement, the determination of Good Reason with respect to an Award shall be made by the Administrator in its sole discretion.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written Option agreement.

“Non-Employee Director” shall mean a Director who is not an Employee.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written Option agreement.

“Officer” means an officer of the Company or any Parent or Subsidiary of the Company.

“Option” means a stock option granted under Section 9 of the Plan.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.

“Participant” means an Employee or Consultant who receives an Award under the Plan.

“Performance-Based Award” has the meaning set forth in Appendix A of the Plan.

“Plan” means this 1995 Stock Plan, as amended from time to time.

“Reporting Person” means an Officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Period” has the meaning set forth in Section 11(a) of the Plan.

“Restricted Stock” means Shares acquired pursuant to Section 11 of the Plan.

“Restricted Stock Unit” means the right to receive in cash or Shares the Fair Market Value of a Share granted pursuant to Section 12 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

“Stock Appreciation Right” means a stock appreciation right granted under Section 9 of the Plan.

“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

“Total Disability” shall have such meaning as determined by the Administrator and set forth in the applicable Award Agreement. Unless otherwise expressly provided in the applicable Award Agreement, Total Disability with respect to an Award shall mean a total and permanent disability within the meaning of Section 22(e)(3) of the Code.

3.	Stock Subject to the Plan.

(a)

Share Limits; Shares Available. The Shares may be authorized, but unissued, or reacquired Common Stock. The maximum aggregate number of Shares that may be issued under the Plan is 754,000,000 Shares. Shares issued in respect of any Full-Value Award granted under the Plan after the Effective Date shall be counted against the Share limit set forth in the foregoing sentence as 1.75 Shares for every one Share actually issued in connection with such Award. (For example, if 100 Shares are issued with respect to a Restricted Stock Award granted under the Plan after the Effective Date, 175 Shares shall be counted against such Share limit in connection with that Award.) Shares issued in respect of any Full-Value Award granted under the Plan on or before the Effective Date shall be counted against the Share limit set forth above at the applicable ratio in effect under the Plan on the date of grant of such Award. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Options qualified as Incentive Stock Options is 754,000,000 Shares (within, and not in addition to, the aggregate share limit). Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 3(b) and Section 15.

(b)	Awards Settled in Cash; Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than Shares, the Shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Shares available for issuance under the Plan. In the event that shares of Common Stock are delivered in respect of a Dividend Equivalent right granted under the Plan, only the actual number of shares delivered with respect to the Award shall be counted against the share limits of the Plan. (For purposes of clarity, if 1,000 Dividend Equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of the Plan). In connection with the exercise of a Stock Appreciation Right or an Option, the number of underlying Shares as to which the exercise relates shall be counted against the applicable Share limits under Section 3(a), as opposed to only counting the Shares actually issued. (For purposes of clarity, if an Option relates to 100,000 Shares and is exercised in full at a time when the net number of Shares due to the Participant (after any netting of Shares to cover the exercise price and/or tax withholding) is 15,000 Shares, 100,000 Shares shall be counted against the applicable Share limits under Section 3(a) with respect to such exercise.) Shares that are reacquired or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares reacquired or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent Awards under the Plan as if such Awards had never been granted.

4.	Administration of the Plan.

(a)	The Administrator. The Plan shall be administered by and all Awards under the Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of the Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under the Plan (a) to designate the Employees other than an officer who is a Reporting Person who will receive grants of Awards under the Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under the Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator, a majority of the members of the acting Administrator shall constitute a quorum, and the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to Awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, the Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable Stock Exchange, the Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable Stock Exchange rules).

(b)	Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with the definition of such term set forth above;

(ii)	to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

(iii)	to determine whether and to what extent Awards are granted hereunder;

(iv)	to determine the number of Shares of Common Stock, if any, to be covered by each Award granted hereunder;

(v)	to approve forms of agreements for use under the Plan;

(vi)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, the share price and any restriction or limitation, the vesting of any Award or the acceleration of vesting or waiver of a forfeiture restriction, and to determine the effect (which may include the suspension, delay or extension of vesting dates) of a leave of absence, based in each case on such factors as the Administrator shall determine, in its sole discretion;

(vii)	to determine whether and under what circumstances an Award may be settled in cash or other consideration instead of Common Stock (subject to the no-repricing provision below);

(viii)	to adjust the number of Shares subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 3 and 18 (subject to the no-repricing provision below);

(ix)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(x)	in order to fulfill the purposes of the Plan and without amending the Plan, to modify Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 15(a) or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price or grant price of the Award, (2) provide for the cancellation, exchange, or surrender of an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the Award, or (3) provide for the cancellation, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise or grant price that is less than the exercise or grant price of the original Award.

(c)	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders of any Award.

5.	Eligibility.

(a)	Recipients of Grants. Awards may be granted to eligible Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.

(b)	No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.	Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 22 of the Plan. It shall continue in effect until April 2, 2019, unless sooner terminated under Section 18 of the Plan.

7.	Term of Awards. The term of each Award shall be the term stated in the written agreement evidencing such Award; provided, however, that the term of any Award shall be no more than seven (7) years from the date of grant thereof or such shorter term as may be provided in such agreement and provided further that, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written Option agreement.

8.	Limitation on Award Grants to Employees. Subject to adjustment as provided in the Plan, the maximum number of Shares which may be subject to all Options and Stock Appreciation Rights granted to any one Employee under the Plan during any calendar year of the Company shall be 15,000,000.

9.	Terms of Options and Stock Appreciation Rights.

(a)	Type of Option. Each Option shall be designated in the written Option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), the most recently granted Incentive Stock Options shall be treated as Nonstatutory Stock Options first, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(b)	Stock Appreciation Rights. A Stock Appreciation Right shall entitle the recipient to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Administrator shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares. Stock Appreciation Rights may be granted in addition to another Award or freestanding and unrelated to another Award.

(c)	Exercise Price. The per share exercise or grant price, as the case may be, for each Option or Stock Appreciation Right shall be such price as is determined by the Administrator and set forth in the applicable agreement, but shall be subject to the following:

(i)	In the case of an Incentive Stock Option that is:

(A)	granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)	granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of the exercise price of a Nonstatutory Stock Option or the grant price of a Stock Appreciation Right, such price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(d)	Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) other Shares that (x) in the case of Shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) to the extent permitted under Applicable Laws, authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (5) to the extent permitted under Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

10.	Exercise of Option or Stock Appreciation Right.

(a)	Procedure for Exercise; Rights as a Stockholder. Any Option or Stock Appreciation Right granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, and reflected in the written Award Agreement, which may include vesting requirements and/or performance criteria with respect to the Company and/or the Participant.

Unless otherwise provided by the Administrator, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

An Option or Stock Appreciation Right shall be deemed to be exercised when written notice of such exercise has been given to the Company (or such other administrative exercise procedures as the Administrator may implement from time to time have been completed) by the person entitled to exercise the Award, and, in the case of Options, the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(d) of the Plan. Until Shares are actually issued in respect of an Option or Stock Appreciation Right and held of record by the Participant, the Participant shall have no right to vote such Shares, no right to receive dividends on such Shares, and no other rights as a stockholder with respect to such Shares, notwithstanding any earlier exercise of the Option or Stock Appreciation Right. The Company shall issue (or cause to be issued) such Shares promptly upon exercise of the Option or Stock Appreciation Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date such Shares are issued, except as provided in Section 15 of the Plan.

Exercise of an Option or Stock Appreciation Right in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and the Option or Stock Appreciation Right, by the number of Shares as to which the Option or Stock Appreciation Right is exercised.

(b)	Termination of Employment or Consulting Relationship. Subject to Section 10(c), in the event of termination of a Participant’s Continuous Status as an Employee or Consultant with the Company, such

Participant may, but only within three (3) months after the date of such termination (or such other period of time as is determined by the Administrator and is set forth in the Award Agreement and in no event later than the expiration date of the Award), exercise his or her Option or Stock Appreciation Right to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option or Stock Appreciation Right at the date of such termination, or if the Participant does not exercise such Option or Stock Appreciation Right to the extent so entitled within the time specified herein, the Option or Stock Appreciation Right shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if (i) the Participant is a Consultant who becomes an Employee; or (ii) the Participant is an Employee who becomes a Consultant.

(c)	Disability of Participant. Notwithstanding Section 10(b) above, in the event of termination of a Participant’s Continuous Status as an Employee or Consultant as a result of his or her Total Disability, Participant may, but only within twelve (12) months from the date of such termination (or such other period of time as is determined by the Administrator and is set forth in the Award Agreement and in no event later than the expiration date of the Award), exercise the Option or Stock Appreciation Right to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Participant was not entitled to exercise the Option or Stock Appreciation Right at the date of termination, or if Participant does not exercise such Option or Stock Appreciation Right to the extent so entitled within the time specified herein, the Option or Stock Appreciation Right shall terminate.

(d)	Death of Participant. In the event of the death of a Participant during the period of Continuous Status as an Employee or Consultant, or within thirty (30) days (or such other period of time as is determined by the Administrator and is set forth in the Award Agreement and in no event later than the expiration date of the Award) following the termination of the Participant’s Continuous Status as an Employee or Consultant, the Option or Stock Appreciation Right may be exercised, at any time within twelve (12) months following the date of death (or such other period of time as is determined by the Administrator and is set forth in the Award Agreement and in no event later than the expiration date of the Award), by the Participant’s estate or by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance, but only to the extent the Participant was entitled to exercise the Option or Stock Appreciation Right at the date of death or, if earlier, the date of termination of the Continuous Status as an Employee or Consultant. To the extent that the Participant was not entitled to exercise the Option or Stock Appreciation Right at the date of death or termination, as the case may be, or if the Participant does not exercise such Option or Stock Appreciation Right to the extent so entitled within the time specified herein, the Option or Stock Appreciation Right shall terminate.

(e)	Extension of Exercise Period. Notwithstanding the limitations set forth in Sections 10(b), (c) and (d) above, the Administrator has full power and authority to extend the period of time for which any Option or Stock Appreciation Right granted under the Plan is to remain exercisable following termination of a Participant’s Continuous Status as an Employee or Consultant from the limited period set forth in the written Award Agreement to such greater period of time as the Administrator shall deem appropriate; provided, however, that in no event shall such Option or Stock Appreciation Right be exercisable after the specified expiration date of the Option or Stock Appreciation Right term.

(f)	Rule 16b-3. Options and Stock Appreciation Rights granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

11.	Restricted Stock.

(a)

Grant of Restricted Stock. Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will grant an Award of Restricted Stock under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer (which may include restrictions based on performance criteria, passage of time or other factors or a combination thereof) applicable to such award, the number of Shares that such person shall be entitled to purchase and the price to be paid, if any. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement, in the form determined by the Administrator, evidencing the Award. Shares purchased pursuant to the grant of an Award of Restricted Stock shall be referred to herein as “Restricted Stock,” and the period during which such Restricted Stock is subject to forfeiture shall be referred to herein as the “Restricted Period.”

(b)	Certificates; Book Entry Form. The Company shall issue the Shares of Restricted Stock to each Participant who is granted an Award of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of the Participant, with legends or notations, as applicable, referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that any stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(c)	Rights as a Stockholder. Except as otherwise provided in the Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock, including the right to vote such Shares and to receive dividends with respect to such Shares. If the Restricted Period expires without forfeiture in respect of Shares of Restricted Stock, the Company shall remove the legends or notations referring to the terms, conditions and restrictions on such Shares and, if certificated, deliver to the Participant the certificate or certificates evidencing the number of such Shares.

(d)	Termination of Employment. Except as otherwise expressly provided in the Award Agreement, in the event of the termination of the Participant’s employment or service with the Company, Parent or any Subsidiary for any reason prior to the expiration of the Restricted Period with respect to any shares of Restricted Stock, such shares of Restricted Stock held by the Participant shall be automatically forfeited by the Participant as of the date of termination. Any shares of Restricted Stock so forfeited shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares. If certificates for any such shares containing restrictive legends shall have theretofore been delivered to the Participant (or his/her legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

(e)	Other Provisions. The Award Agreement for Restricted Stock shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Award Agreements need not be the same with respect to each Participant who is awarded Restricted Stock.

12.	Restricted Stock Units.

(a)	General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer (which may include restrictions based on performance criteria, passage of time or other factors or a combination thereof) and the number of Restricted Stock Units that such person shall be entitled to. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b)	Rights as a Stockholder. A Participant who is awarded Restricted Stock Units shall possess no incidents of Common Stock ownership with respect to such Units; provided that the Award Agreement may provide for Dividend Equivalents on the Award.

(c)	Termination of Employment. Except as otherwise expressly provided in the Award Agreement, in the event of the termination of the Participant’s employment or service with the Company, Parent or any Subsidiary for any reason prior to the lapsing of the restrictions with respect to any Restricted Stock Units, such Restricted Stock Units held by the Participant shall be automatically forfeited by the Participant as of the date of termination. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited.

(d)	Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Units Award Agreements need not be the same with respect to each Participant who is awarded Restricted Stock Units.

13.	Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents, which confer upon the Participant the right to receive cash or Shares corresponding to the amount of dividends paid on a specified number of Shares over the period of time covered by the Award. The Administrator may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued; provided, however, that Dividend Equivalents (other than Dividend Equivalents not related to another Award) shall be subject to all conditions and restrictions of the underlying Awards to which they relate (including, without limitation, any performance-based vesting requirements). Dividend Equivalents may be awarded on a free-standing basis not related to another Award or, except as noted below, in connection with another Award, and may be paid currently or on a deferred basis. Dividend Equivalents may not be granted with respect to the Shares covered by Options or Stock Appreciation Rights.

14.	Tax Withholding. Upon any exercise, vesting or payment of an Award or upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event or right in connection with the Award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)	require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of Shares under the Plan, the Administrator may in its sole discretion (subject to Applicable Laws) (i) require or grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of Shares to be delivered by (or otherwise reacquire from the Participant) the appropriate number of Shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment, or (ii) permit the Participant to surrender to the Company Shares which (A) in the case of Shares initially acquired from the Company, have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (B) have a Fair Market Value equal to the minimum amount required to be withheld, or (iii) have the Company withhold from proceeds of the sale of such Shares (either through a voluntary sale or through a mandatory sale arranged by the Company on the Participant’s behalf) the minimum amount required to be withheld.

For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, pursuant to the preceding paragraph shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any surrender by a Reporting Person of previously owned Shares to satisfy tax withholding obligations incurred in connection with an Award granted under the Plan must comply with the applicable provisions of Rule 16b-3.

All elections by a Participant to have Shares withheld to satisfy tax withholding obligations shall be made in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a)	the election must be made on or prior to the applicable Tax Date;

(b)	once made, the election shall be irrevocable as to the particular Shares as to which the election is made; and

(c)	all elections shall be subject to the consent or disapproval of the Administrator.

15.	Adjustments Upon Changes in Capitalization, Corporate Transactions.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and type of shares of Common Stock (or other securities) covered by each outstanding Award, (ii) the number and type of shares of Common Stock (or other securities) that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award or otherwise, (iii) the maximum number of shares of Common Stock for which Awards may be granted to any Employee under the Plan, (iv) the price per share of Common Stock covered by each such outstanding Award, and/or (v) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards, shall be equitably and proportionately adjusted for any dividend of stock or other property (other than cash) by the Company, any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock (or other securities) subject to an Award.

It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. Without limiting the generality of Section 4(c), any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 15(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b)

Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. Additionally, the Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Administrator and that each Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Award shall be assumed or an equivalent Award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Award shall be vested and non-forfeitable and any conditions on each such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. If the Administrator makes an Award exercisable or non-forfeitable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that such Award shall be exercisable for a period of thirty (30) days from the date of such notice, and thereafter will terminate upon the expiration of such period.

16.	Non-transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may, in its discretion, grant Awards that are, or provide that one or more outstanding Awards are, transferable to a “family member” (as that term is defined in the United States Securities and Exchange Commission General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended) of the Participant through a gift or domestic relations order. Any permitted transfer shall be subject to compliance with the Applicable Laws. Except as otherwise provided by the Administrator, during the lifetime of the Participant, an Award may only be exercised or Shares may only be acquired pursuant to an Award by the Participant or a transferee of an Award as permitted by this Section 16.

17.	Time of Granting of an Award. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

18.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Administrator may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement or any applicable Stock Exchange requirement with which the Administrator intends the Plan to comply or if such amendment constitutes a “material amendment.” For purposes of the Plan, a “material amendment” shall mean an amendment that (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the number of securities that may be issued under the Plan, (iii) materially modifies the requirements for participation in the Plan, or (iv) is otherwise deemed a material amendment by the Administrator pursuant to any Applicable Law or applicable accounting or Stock Exchange rules.

(b)	Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of the Plan, the Administrator by agreement, resolution or written policy may waive conditions of or limitations on Awards that the Administrator in the prior exercise of its discretion has imposed, without the consent of the Participant, and (subject to the requirements of Sections 4(b) and 18(c)) may make other changes to the terms and conditions of Awards.

(c)	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to such Participant any rights or benefits of such Participant or obligations of the Company under any Award granted under the Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 15 shall not be deemed to constitute changes or amendments for purposes of this Section 18(c).

19.

Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under the Plan or under Awards are subject to compliance with all applicable federal, state and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under the Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

20.	Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.	Award Agreements. Each Award shall be evidenced by either (1) a written Award agreement in a form approved and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of Award grant in a form approved and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under the Plan generally (in each case, an “Award Agreement”), as the Company may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the Participant in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company (other than the particular Participant) to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of the Plan.

22.	Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the Shares are listed.

23.	Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

24.	Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

APPENDIX A

Performance-Based Awards

Section 162(m) Performance-Based Awards. Any of the types of Awards authorized under the Plan, as well as cash bonuses, may be granted as Awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying Stock Appreciation Rights (each as defined below), may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Company on a consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of Section A.1 and A.3 in order for such Award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Appendix A. (Options and Stock Appreciation Rights granted with an exercise or grant price not less than the Fair Market Value of a share of Common Stock at the date of grant are referred to as “Qualifying Options” and “Qualifying Stock Appreciation Rights,” respectively.)

A.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Appendix A shall be Officers and Employees of the Company or its Subsidiaries. Performance-Based Awards shall be approved by, and any certification required pursuant to Section A.4 must be made by, a committee of the Board that consists solely of two or more outside directors as provided for in Section 4 of the Plan in order for such Awards to qualify as performance-based compensation under Section 162(m) of the Code.

A.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: revenue, revenue excluding traffic acquisition costs, revenue growth (organic and acquisition related), revenue per search, EBITDA (earnings before interest, taxes, depreciation and amortization), gross profit, operating cash flow, operating income, net income, cash flow from operations, capital expenditures, free cash flow, earnings per share (basic and diluted), return on equity or on assets or on net investment, cost containment or reduction, costs as a percentage of revenues, market share (measured by the Company’s share of web search queries, user time spent online or unique visitors), stock price, total stockholder return, unique users, registered users, paying subscribers, paying users, paying relationships, page views, search queries, visits per user, user frequency, user retention, user time spent online, advertisement impressions sold, cost per advertisement impression, revenue per advertisement impression, or any combination thereof. To the extent applicable, these terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its Subsidiaries from time to time. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. To the extent provided in the applicable Award Agreement, performance targets and/or performance measurements shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 7 years.

A-1-1

A.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Appendix A may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying Stock Appreciation Rights to any one Participant in any one calendar year shall be subject to the limit set forth in Section 8 of the Plan. The maximum aggregate number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying Stock Appreciation Rights, and other than cash awards covered by the following sentence) that are granted to any one Participant in any one calendar year is 2,000,000 shares of Common Stock, either individually or in the aggregate, subject to adjustment as provided in Section 15(a) of the Plan. In addition, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that Participant in any one calendar year shall not exceed $20,000,000. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

A.4 Certification of Payment. Before any Performance-Based Award under this Appendix A (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

A.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Appendix A including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

A.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Appendix, subject to any subsequent extension that may be approved by stockholders.

A-1-2

Annex B

YAHOO! INC.

AMENDED AND RESTATED

1996 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated on June 25, 2009)

The following constitute the provisions of the Amended and Restated 1996 Employee Stock Purchase Plan of Yahoo! Inc., as amended and restated June 25, 2009. This version of the Plan is effective on and after November 11, 2009. For Offering Periods (as defined below) under the Plan ending on or before November 10, 2009, refer to the version of the Plan as in effect for the applicable Offering Period.

1.	Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Company or a committee thereof designated by the Board of Directors to administer the Plan.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock of the Company.

(d)	“Company” shall mean Yahoo! Inc., a Delaware corporation.

(e)	“Compensation” shall mean the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or the Employer), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding referral and hiring bonuses, profit sharing, the cost of employee benefits paid for by the Company or the Employer, education, tuition or other similar reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, restricted stock or restricted stock unit grants, or other equity based awards, contributions made by the Company or the Employer under any employee benefit plan, and similar items of compensation.

(f)	“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Employer, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract, statute or as a matter of local law.
(g)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)	“Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries, provided that, in certain jurisdictions outside the United States, the term “Employee” may, if so provided by the Company in writing, also include a person employed for less than twenty (20) hours per week or less than five (5) months in a calendar year if such person must be permitted to participate in the Plan pursuant to local laws (as determined by the Company).

(j)	“Employer” shall mean the Designated Subsidiary that employs a participant, if the employer is not the Company.

(k)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(l)	“Fair Market Value” shall have the meaning set forth in Section 7(b).

(m)	“Offering Date” shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee or who begins to participate in an Offering Period after the first business day of an Offering Period, the term “Offering Date” with respect to such individual means the first business day of the first Purchase Period in which such individual participates within the Offering Period. Options granted after the first business day of an Offering Period will be subject to the same terms and conditions as the options granted on the first business day of such Offering Period except that they will have a different grant date (and thus, potentially, a different Purchase Price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

(n)	“Offering Period” shall have the meaning set forth in Section 4(a).

(o)	“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p)	“Parent” shall mean any corporation (other than the Company), domestic or foreign, in an unbroken chain of corporations ending with the Company if, on an Offering Date, each corporation (other than the Company) owns stock possessing 50% or more of the total combined voting power or all classes of stock in one or more of the other corporations in the chain, as described in Section 424(e) of the Code.

(q)	“Plan” shall mean this Employee Stock Purchase Plan, as amended from time to time.

(r)	“Purchase Date” shall mean the last business day of each Purchase Period.

(s)	“Purchase Period” shall have the meaning set forth in Section 4(b).

(t)	“Purchase Price” shall mean, with respect to any Purchase Period, an amount equal to 85% of the Fair Market Value of a Share of Common Stock on the Offering Date of the Offering Period in which such Purchase Period occurs or on the Purchase Date, whichever is lower; provided however that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to an Offering Period that is underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such stockholder approval (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(u)	“Share” shall mean a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(v)	“Subsidiary” shall mean any corporation (other than the Company), domestic or foreign, that is in an unbroken chain of corporations beginning with the Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Section 424(f) of the Code.

3.	Eligibility.

(a)	Any person who is an Employee as of the beginning of any Purchase Period of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, any Subsidiary or any Parent, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, any Subsidiary or any Parent to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods and Purchase Periods.

(a)	Offering Periods.

(i)	Effective November 1, 2007, the Plan shall be implemented by a series of Offering Periods of approximately twenty-four (24) months duration, with the first such Offering Period to commence on November 11, 2007; provided, however, that if the Fair Market Value of the Common Stock on a Purchase Date is lower than the Fair Market Value of the Common Stock on the first business day of the Offering Period, the Offering Period then in progress will terminate and a new Offering Period would commence on the next May 11 or November 11, as applicable, and extend for a twenty-four (24) month period ending on May 10 or November 10, as applicable.

(ii)	The Plan shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that in no event shall any Offering Period exceed twenty-seven (27) months in duration.

(b)	Purchase Periods. With respect to each Offering Period that commences on and after November 1, 2007, the Purchase Periods for each such Offering Period shall commence on November 11 and May 11 of each year. The last business day of each Purchase Period shall be the Purchase Date for such Purchase Period. A Purchase Period commencing on May 11 shall end on the next November 10 and a Purchase Period commencing on November 11 shall end on the next May 10. The Board shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced prior to the scheduled beginning of the first Purchase Period to be affected.

5.	Participation.

(a)	An eligible Employee may become a participant in the Plan by completing a enrollment agreement on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the enrollment agreement is set by the Board for all eligible Employees with respect to a given offering. The enrollment agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b)	An eligible Employee may contribute to the Plan by means of payroll deductions, unless payroll deductions are not permitted under local law, as determined by the Company, in which case eligible Employees may be permitted to contribute to the Plan by an alternative method, as determined by the Company. Payroll deductions, or, if payroll deductions are not permitted under local law, payments made under an alternative method, shall commence as of the first payday following the Offering Date and shall end on the last payday paid on or prior to the Purchase Date of the Offering Period to which the enrollment agreement is applicable, unless the Employee’s participation is sooner terminated as provided in Section 10.

6.	Method of Payment of Contributions.

(a)	Where permitted under local law, the participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant’s Compensation on each such payday (or such other maximum percentage as the Board may establish from time to time before an Offering Date). Where payroll deductions are not permitted under local law, the participant may be permitted to contribute to the Plan by an alternative method, as determined by the Company. All payroll deductions or other payments made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b)	A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during a Purchase Period, may decrease the rate of his or her Contributions during the applicable Period by completing and filing with the Company a new enrollment agreement. The change in rate shall be effective as soon as administratively practicable following the date of filing of the new enrollment agreement; provided that any change elected on a new enrollment agreement filed within 21 days of the end of any Purchase Period shall not take effect earlier than the beginning of the first new Purchase Period to commence after the date of that filing. A participant may change the rate of his or her Contributions effective as of the beginning of any Purchase Period within an Offering Period by filing a new enrollment agreement prior to the beginning of such Purchase Period; provided that any change elected within 21 days prior to the beginning of that Purchase Period shall be given effect as soon as administratively practicable on or after the first day of that Purchase Period.

(c)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions or other payments may be decreased to 0% at any time during an Offering or Purchase Period, as applicable. Payroll deductions or other payments shall re-commence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering or Purchase Period, as applicable, which is scheduled to end in the following calendar year, unless the participant’s participation is terminated as provided in Section 10. In addition, a participant’s payroll deductions or other payments may be decreased by the Company to 0% at any time during a Purchase Period in order to avoid unnecessary contributions as a result of application of the maximum Share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions or payments shall re-commence at the rate provided in such participant’s enrollment agreement at the beginning of the next Purchase Period, unless terminated by the participant as provided in Section 10.

(d)	As may be further specified in the enrollment agreement, at the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s and/or the Employer’s federal, state, or other tax and social insurance withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company and the Employer may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company and/or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

7.	Grant of Option.

(a)

On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date occurring within the Offering Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however, that the maximum number of Shares an Employee may purchase during any one Purchase Period shall be 10,000 Shares, subject to adjustment as provided in

Section 18, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b)	The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) means, as of any date, the value of Common Stock determined by the Board in its discretion, provided that, to the extent the Common Stock is listed or admitted to trade on a national securities exchange at the relevant time, (A) the Fair Market Value as of an Offering Date shall be the closing sales price of the Common Stock as reported on such exchange for the last business day immediately preceding the Offering Date on which the sales of the Common Stock are reported, and (B) the Fair Market Value of the Common Stock as of a Purchase Date shall be the closing sales price of the Common Stock as reported on such exchange for the Purchase Date (or if there is no trading of the Common Stock on the Purchase Date, the closing sales price of the Common Stock as reported on such exchange on the next preceding date on which there was trading in the Common Stock), in each case as reported in The Wall Street Journal or by such other source as the Board deems reliable.

8.	Exercise of Option.

(a)	Unless a participant’s participation is terminated as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each applicable Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account (subject to such limitations as are specified in the Plan). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

(b)	No fractional Shares shall be purchased. Any payroll deductions or other payments accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant or termination of such participant’s participation as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant.

9.	Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant (by electronic or other means), as appropriate, of a certificate representing the Shares purchased upon exercise of his or her option. Notwithstanding the foregoing, the Board may require that all Shares purchased under the Plan be held in an account (the participant’s “ESPP Stock Account”) established in the name of the participant (or in the name of the participant and his or her spouse, as designated by the participant on his or her enrollment agreement), subject to such rules as determined by the Board and uniformly applied to all participants, including designation of a brokerage or other financial services firm (an “ESPP Broker”) to hold such Shares for the participant’s ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the participant (or for the benefit of the participant and his or her spouse, as designated by the participant on his or her enrollment agreement).

10.	Voluntary Withdrawal: Termination of Employment.

(a)	A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan, by giving notice of withdrawal from the Plan in accordance with the withdrawal procedures then in effect, not less than 21 days prior to the last day of the Purchase Period for which such election is to be given effect. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for that Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the participant with respect to that option.

(b)	Upon termination of the participant’s Continuous Status as an Employee prior to the last day of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be promptly returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, if any, his or her option for that Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the participant with respect to that option. If a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Company or another Subsidiary.

(c)	In the event an Employee fails to remain in Continuous Status as an Employee for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, unless such Employee is on an approved leave of absence or a temporary reduction of hours, or unless otherwise required by local law, he or she will be deemed to have elected to withdraw from the Plan, the Contributions credited to his or her account will be returned to him or her, his or her option for that Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the participant with respect to that option.

(d)	A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

(e)	Automatic Withdrawal. To the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than was the Fair Market Value of the Shares on the first business day of such Offering Period, then every participant in such Offering Period shall automatically be deemed (i) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in a new Offering Period commencing on the next November 11 or May 11, as applicable, in accordance with Section 4(a). In addition, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than the Fair Market Value of the Shares on the Offering Date with respect to an individual who began participation in an Offering Period after the first business day of an Offering Period, such individual shall be automatically deemed (x) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (y) to have enrolled in the Plan as of the beginning of the next Purchase Period to commence within such Offering Period, with such individual having a new Offering Date in accordance with Section 2(1).

11.	Interest. No interest shall accrue on the Contributions of a participant in the Plan, unless required by local law.

12.	Stock.

(a)	Subject to adjustment as provided in Section 18, the maximum number of Shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 75,000,000 Shares.

(b)

If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Offering Period then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Offering Period then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(c)	The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and such Shares have actually been delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

(d)	Shares to be delivered (by electronic or other means) to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as designated by the participant in his or her enrollment agreement; provided that if the Board has determined that Shares shall be held in an ESPP Stock Account held by an ESPP Broker in accordance with Section 9. Shares shall be registered in the name of such ESPP Broker for the benefit of the participant or the participant and his or her spouse, as designated by the participant in his or her enrollment agreement.

13.	Administration.

(a)	The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any action taken by, or inaction of, the Company, any Subsidiary, or the Board relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(b)	The Board has discretion to adopt any rules regarding administration of the Plan to conform to local laws. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of stock certificates which vary according to local requirements. The Board has the authority to suspend or limit participation in the Plan by employees of any particular Subsidiary for any reason, including administrative or economic reasons. The Board may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

(c)	In making any determination or in taking or not taking any action under the Plan, the Board may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith. The Board may delegate ministerial, non-discretionary functions relating to the Plan to individuals who are officers or employees of the Company or a Subsidiary.

(d)	Neither the Board nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

14.	Designation of Beneficiary.

(a)	Unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering or Purchase Period, as applicable, but prior to delivery to him or her of such Shares and/or cash. In addition, unless otherwise determined by the Company, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)	Unless otherwise determined by the Company, such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice to the Company in a manner acceptable to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipient of the Shares and/or cash under applicable local law.

15.	Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.	Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, unless required by local law.

17.	Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees as promptly as practically feasible following the Purchase Date, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization: Corporate Transactions.

(a)

Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, the maximum number of Shares an Employee may purchase during each Offering Period or each Purchase Period, as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any dividend of stock or other property (other than cash) by the Company, any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)	Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Plan, any Offering Period and Purchase Period then in progress, and any outstanding option granted with respect to such Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. If a participant’s option is terminated pursuant to the preceding sentence, the Contributions then credited to such participant’s account will be paid to him or her in cash without interest. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, unless otherwise determined by the Board, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, if not so assumed or substituted, the Offering Period then in progress shall be shortened and the Board shall set a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option (including for purposes of determining the Purchase Price of such option) has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Share subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock and the sale of assets or merger.

19.	Amendment or Termination.

(a)	The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 13(b) and 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shal1 make any change in any option previously granted which adversely affects the rights of any participant without such participant’s written consent. In addition, to the extent necessary to comply with the requirements of Rule 16b-3 under the Exchange Act, Section 423 of the Code (or any successor rule or provision or any applicable law or regulation) or any stock exchange on which the Shares are then listed, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)

Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S.

dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

20.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares. The Company shall have no obligation to issue Shares with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Term of Plan. Subject to earlier termination under Section 19, no new Offering Period shall commence after May 10, 2029.

23.	Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.	No Employment Rights. Nothing in the Plan (or in any enrollment agreement or other document related to this Plan) will confer upon any Employee or participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 24, however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a enrollment agreement.

25.	No Right to Assets of the Company. No participant or other person will have any right, title or interest in any fund or in any specific asset (including Shares) of the Company or any Subsidiary by reason of any option hereunder. Neither the provisions of the Plan (or of any enrollment agreement or other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

26.	Miscellaneous.

(a)	The Plan, the options, enrollment agreements and other documents related to the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

(b)	Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.

(c)	The adoption of the Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose, to the extent consistent with any other plan or authority. Benefits received by a participant under an option granted pursuant to the Plan shall not be deemed a part of the participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

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DESIGNATION (IF ANY)

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140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

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0 2 1 7 7 5 1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

011MXG

1 U PX +

Annual Meeting Proxy Card

+

A Election of Directors - The Company’s Board of Directors recommends a vote “FOR” each of the nominees listed below.

1. Election to the Board of Directors of the twelve director nominees listed below to serve until the 2010 annual meeting of stockholders or until their respective successors are elected and qualified. For Against Abstain For Against Abstain For Against Abstain

01-Carol Bartz

04-Ronald W. Burkle

07-Carl C. Icahn

10-Mary Agnes Wilderotter

02-Frank J. Biondi, Jr.

05-John H. Chapple

08-Vyomesh Joshi

03-Roy J. Bostock

06-Eric Hippeau

09-Arthur H. Kern

11-Gary L. Wilson

12-Jerry Yang

B Management Proposals - The Company’s Board of Directors

recommends a vote “FOR” each of Proposals 2, 3 and 4.

C Stockholder Proposal - The Company’s Board of Directors

recommends a vote “AGAINST” Proposal 5.

For Against Abstain

2. Amendments to the Company’s Amended and Restated 1995

Stock Plan.

3. Amendments to the Company’s Amended and Restated

1996 Employee Stock Purchase Plan.

4. Ratification of the appointment of Independent Registered

Public Accounting Firm.

For Against Abstain

5. Stockholder proposal regarding executive compensation

advisory vote, if properly presented at the annual meeting.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B, C, D AND E ON BOTH SIDES OF THIS CARD.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

Vote by Internet

• Log on to the Internet and go to

www.investorvote.com/YHOO

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

2:00 A.M., Eastern Time, on June 25, 2009.

Receive future Yahoo! Inc. annual reports and proxy materials in electronic form rather than in printed form. Next year when the annual report and proxy materials are available, we will send you an email with instructions which will enable you to review the materials online. To consent to electronic delivery, visit www.computershare.com/investor, or while voting via the Internet, just click the box to give your consent.

Accessing Yahoo! Inc. annual reports and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

+

+

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF YAHOO! INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 25, 2009

The undersigned stockholder of Yahoo! Inc. (the “Company”), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy

Statement, each dated April 29, 2009, and hereby appoints Carol Bartz and Michael J. Callahan and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2009 Annual Meeting of Stockholders of the Company to be held on Thursday, June 25, 2009, at

10:00 a.m., local time, at the Santa Clara Marriott, located at 2700 Mission College Boulevard, Santa Clara, California, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as indicated on the reverse side.

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY

HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES “FOR” OR “AGAINST” SUCH PROPOSAL AT THE MEETING. IN THAT CASE, THE

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, AS APPLICABLE, “FOR” EACH OF THE LISTED NOMINEES,”FOR” EACH OF PROPOSALS 2, 3, AND 4,

AND AGAINST PROPOSAL 5. IF A BOX IS CHECKED, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

CONTINUED ON REVERSE SIDE

D Non-Voting Items

Meeting Attendance

Mark box to the right if

you plan to attend the

annual meeting.

Change of Address — Please print new address below.

E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B, C, D AND E ON BOTH SIDES OF THIS CARD.

RECEIVE FUTURE YAHOO! INC. PROXY MATERIALS VIA THE INTERNET!